EXECUTION VERSION ═══════════════════════════════════════════════════════ ═══════════════════════════════════════════════════════ PAGAYA US HOLDING COMPANY LLC, THE PARENT GUARANTOR PARTY HERETO and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee ───────────────────── INDENTURE Dated as of October 1, 2024 ───────────────────── 6.125% Exchangeable Senior Notes due 2029 ═══════════════════════════════════════════════════════ ═══════════════════════════════════════════════════════

- i - TABLE OF CONTENTS Page Article 1. Definitions; Rules of Construction ................................................................................ 1 Section 1.01. Definitions. ........................................................................................................ 1 Section 1.02. Other Definitions. ............................................................................................ 14 Section 1.03. Rules of Construction. ..................................................................................... 15 Article 2. The Notes .................................................................................................................... 16 Section 2.01. Form, Dating and Denominations. .................................................................. 16 Section 2.02. Execution, Authentication and Delivery. ........................................................ 16 Section 2.03. Initial Notes and Additional Notes. ................................................................. 17 Section 2.04. Method of Payment. ........................................................................................ 17 Section 2.05. Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day. .................................................................................................. 18 Section 2.06. Registrar, Paying Agent and Exchange Agent. ............................................... 19 Section 2.07. Paying Agent and Exchange Agent to Hold Property in Trust. ...................... 20 Section 2.08. Holder Lists. .................................................................................................... 20 Section 2.09. Legends. .......................................................................................................... 20 Section 2.10. Transfers and Exchanges; Certain Transfer Restrictions. ............................... 21 Section 2.11. Exchange and Cancellation of Notes to Be Exchanged or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. .................................................................................................... 26 Section 2.12. Removal of Transfer Restrictions. .................................................................. 27 Section 2.13. Replacement Notes. ......................................................................................... 27 Section 2.14. Registered Holders; Certain Rights with Respect to Global Notes. ................ 28 Section 2.15. Cancellation. .................................................................................................... 28 Section 2.16. Notes Held by the Company or its Affiliates. ................................................. 28 Section 2.17. Temporary Notes. ............................................................................................ 29 Section 2.18. Outstanding Notes. .......................................................................................... 29 Section 2.19. Repurchases by the Company. ........................................................................ 30 Section 2.20. CUSIP and ISIN Numbers. ............................................................................. 30 Article 3. Covenants .................................................................................................................... 30 Section 3.01. Payment on Notes. ........................................................................................... 30 Section 3.02. Exchange Act Reports. .................................................................................... 31 Section 3.03. Rule 144A Information. .................................................................................. 31 Section 3.04. Additional Interest. .......................................................................................... 31 Section 3.05. Compliance and Default Certificates. ............................................................. 34 Section 3.06. Stay, Extension and Usury Laws. .................................................................... 34 Section 3.07. Acquisition of Notes by the Company, the Parent Guarantor and Their Respective Affiliates. ...................................................................................... 34 Article 4. Repurchase and Redemption ....................................................................................... 34 Section 4.01. No Sinking Fund. ............................................................................................ 34

- ii - Section 4.02. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. ...................................................................................... 34 Section 4.03. Right of the Company to Redeem the Notes. .................................................. 39 Article 5. The Exchange of Notes ............................................................................................... 42 Section 5.01. Right to Exchange. .......................................................................................... 42 Section 5.02. Exchange Procedures. ..................................................................................... 46 Section 5.03. Settlement Upon Exchange. ............................................................................ 48 Section 5.04. Reserve and Status of Class A Ordinary Shares Issued Upon Exchange. ........................................................................................................ 52 Section 5.05. Adjustments to the Exchange Rate. ................................................................. 52 Section 5.06. Adjustments to the Exchange Rate in Connection with a Make-Whole Fundamental Change. ...................................................................................... 63 Section 5.07. Transfer of Notes to Be Exchanged to a Third Party for Settlement. ............. 64 Section 5.08. Effect of Ordinary Share Change Event. ......................................................... 65 Article 6. Successors ................................................................................................................... 67 Section 6.01. When the Company May Merge, Etc. ............................................................. 67 Section 6.02. Successor Entity Substituted. .......................................................................... 67 Section 6.03. Exclusion for Asset Transfers with Wholly Owned Subsidiaries. .................. 67 Article 7. Defaults and Remedies ................................................................................................ 68 Section 7.01. Events of Default. ............................................................................................ 68 Section 7.02. Acceleration. ................................................................................................... 70 Section 7.03. Sole Remedy for a Failure to Report. .............................................................. 70 Section 7.04. Other Remedies. .............................................................................................. 72 Section 7.05. Waiver of Past Defaults. .................................................................................. 72 Section 7.06. Control by Majority. ........................................................................................ 72 Section 7.07. Limitation on Suits. ......................................................................................... 72 Section 7.08. Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Exchange Consideration. ............................... 73 Section 7.09. Collection Suit by Trustee. .............................................................................. 73 Section 7.10. Trustee May File Proofs of Claim. .................................................................. 73 Section 7.11. Priorities. ......................................................................................................... 74 Section 7.12. Undertaking for Costs. .................................................................................... 74 Article 8. Amendments, Supplements and Waivers .................................................................... 75 Section 8.01. Without the Consent of Holders. ..................................................................... 75 Section 8.02. With the Consent of Holders. .......................................................................... 76 Section 8.03. Notice of Amendments, Supplements and Waivers. ....................................... 77 Section 8.04. Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc. ................................................................................................................... 77 Section 8.05. Notations and Exchanges. ............................................................................... 78 Section 8.06. Trustee to Execute Supplemental Indentures. ................................................. 78 Article 9. Guarantee .................................................................................................................... 78 Section 9.01. Guarantee. ....................................................................................................... 78

- iii - Section 9.02. Limitation on Parent Guarantor Liability. ....................................................... 80 Section 9.03. Execution and Delivery of Guarantee. ............................................................ 80 Section 9.04. When the Parent Guarantor May Merge, Etc. ................................................. 80 Section 9.05. Application of Certain Provisions to the Parent Guarantor. ............................ 81 Section 9.06. Automatic Release of Guarantee. .................................................................... 81 Article 10. Satisfaction and Discharge .......................................................................................... 82 Section 10.01. Termination of Company’s Obligations. ......................................................... 82 Section 10.02. Repayment to Company. ................................................................................. 82 Section 10.03. Reinstatement. ................................................................................................. 83 Article 11. Trustee ......................................................................................................................... 83 Section 11.01. Duties of the Trustee. ...................................................................................... 83 Section 11.02. Rights of the Trustee. ...................................................................................... 84 Section 11.03. Individual Rights of the Trustee. ..................................................................... 86 Section 11.04. Trustee’s Disclaimer. ...................................................................................... 86 Section 11.05. Notice of Defaults. .......................................................................................... 86 Section 11.06. Compensation and Indemnity. ......................................................................... 86 Section 11.07. Replacement of the Trustee. ............................................................................ 87 Section 11.08. Successor Trustee by Merger, Etc. .................................................................. 88 Section 11.09. Eligibility; Disqualification. ............................................................................ 88 Article 12. Miscellaneous .............................................................................................................. 89 Section 12.01. Notices. ............................................................................................................ 89 Section 12.02. Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. ...................................................................................... 90 Section 12.03. Statements Required in Officer’s Certificate and Opinion of Counsel. .......... 91 Section 12.04. Rules by the Trustee, the Registrar, the Paying Agent and the Exchange Agent. ............................................................................................. 91 Section 12.05. No Personal Liability of Directors, Officers, Employees, Partners and Shareholders. ................................................................................................... 91 Section 12.06. Governing Law; Waiver of Jury Trial. ............................................................ 91 Section 12.07. Submission to Jurisdiction. ............................................................................. 92 Section 12.08. No Adverse Interpretation of Other Agreements. ........................................... 92 Section 12.09. Successors. ...................................................................................................... 92 Section 12.10. Force Majeure. ................................................................................................ 92 Section 12.11. U.S.A. PATRIOT Act. .................................................................................... 92 Section 12.12. Calculations. .................................................................................................... 93 Section 12.13. Severability. ..................................................................................................... 93 Section 12.14. Counterparts. ................................................................................................... 93 Section 12.15. Table of Contents, Headings, Etc. ................................................................... 93 Section 12.16. Withholding Taxes. ......................................................................................... 93 Section 12.17. Service of Process. .......................................................................................... 94 Exhibits Exhibit A: Form of Note ............................................................................................................. A-1 Exhibit B-1: Form of Restricted Note Legend .......................................................................... B1-1

- iv - Exhibit B-2: Form of Global Note Legend ............................................................................... B2-1 Exhibit B-3: Form of Non-Affiliate Legend ............................................................................. B3-1 Exhibit B-4: Form of OID Legend ............................................................................................ B4-1

- 1 - INDENTURE, dated as of October 1, 2024, among Pagaya US Holding Company LLC, a Delaware limited liability company, as issuer (the “Company”), Pagaya Technologies Ltd., a corporation organized under the laws of the State of Israel, as parent guarantor (the “Parent Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Each party to this Indenture (as defined below) agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 6.125% Exchangeable Senior Notes due 2029 (the “Notes”). Article 1. DEFINITIONS; RULES OF CONSTRUCTION Section 1.01. DEFINITIONS. “Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04. “Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date. “Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof. “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors. “Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including the Parent Guarantor or any of the Company’s and Parent Guarantor’s respective Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice. “Board of Directors” means the board of directors (or, in the case of a non-corporate entity, the equivalent governing body) of the Company or the Parent Guarantor, as the context requires, or a committee of such board (or governing body) duly authorized to act on behalf of such board. “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into, or exchangeable for, such equity. “Class A Ordinary Shares” means the class A ordinary shares, no par value per share, of the Parent Guarantor, subject to Section 5.08.

- 2 - “Class B Ordinary Shares” means the class B ordinary shares, no par value per share, of the Parent Guarantor. “Close of Business” means 5:00 p.m., New York City time. “Code” means the Internal Revenue Code of 1986, as amended. “Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person; or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person. “Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns. “Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee. “Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Exchange Value for such VWAP Trading Day. “Daily Exchange Value” means, with respect to any VWAP Trading Day, two and one- half percent (2.5%) of the product of (A) the Exchange Rate on such VWAP Trading Day; and (B) the Daily VWAP per Class A Ordinary Share on such VWAP Trading Day. “Daily Maximum Cash Amount” means, with respect to the Exchange of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such Exchange by (B) forty (40). “Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Exchange Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Exchange Value does not exceed such Daily Maximum Cash Amount. “Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Class A Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PGY <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume- weighted average price is unavailable, the market value of one Class A Ordinary Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may (but need not) be any of the Initial Purchasers). The Daily VWAP will be determined without regard to after-

- 3 - hours trading or any other trading outside of the regular trading session. “De-Legending Deadline Date” means, with respect to any Note, the fifteenth (15th) day after the Free Trade Date of such Note; provided, however, that if the De-Legending Deadline Date determined as aforesaid would be after a Regular Record Date and before the fifth (5th) Business Day immediately after the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the fifth (5th) Business Day immediately after such Interest Payment Date. “Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default. “Default Settlement Method” means Physical Settlement; provided, however, that (x) subject to Section 5.03(A)(iii) and Section 5.03(A)(iv), the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Exchange Agent; and (y) the Default Settlement Method will be subject to Section 5.03(A)(ii). “Depositary” means The Depository Trust Company or its successor. “Depositary Participant” means any member of, or participant in, the Depositary. “Depositary Procedures” means, with respect to any exchange of Notes for other Notes, transfer of Notes, Exchange of Notes for cash, Class A Ordinary Shares or a combination thereof, or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such Exchange, transfer, exchange or transaction. “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Class A Ordinary Shares, the first date on which Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Class A Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose. “Exchange” means, with respect to any Note, the exchange of such Note pursuant to Article 5 into Exchange Consideration. The terms “Exchanged,” “Exchanging,” “Exchangeable” and similar capitalized terms have meanings correlative to the foregoing. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Exchange Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to Exchange such Note are satisfied. “Exchange Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Exchange Rate in effect at such time.

- 4 - “Exchange Rate” initially means 71.4669 Class A Ordinary Shares per $1,000 principal amount of Notes; provided, however, that the Exchange Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Exchange Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Exchange Rate immediately after the Close of Business on such date. “Exchange Share” means any Class A Ordinary Share issued or issuable upon Exchange of any Note. “Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes. “Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note. “Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company or of the Parent Guarantor, and that has not been an Affiliate of the Company or of the Parent Guarantor during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6)-month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12. “Fundamental Change” means any of the following events: (A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than the Company, the Parent Guarantor or their respective Wholly Owned Subsidiaries, or any employee benefit plans of the Company, the Parent Guarantor or their respective Wholly Owned Subsidiaries), files any report with the SEC indicating that such “person” or “group” has become the direct or indirect “beneficial owner” (as defined below) of Class A Ordinary Shares representing more than fifty percent (50%) of the voting power of all of the Class A Ordinary Shares; provided that the Class A Ordinary Shares directly or indirectly “beneficially owned” (as defined below) by a Permitted Holder (including for purposes of determining the “beneficial ownership” (as defined below) of any “group” of which such Permitted Holder may form a part) will exclude (i) any Class A Ordinary Shares directly or indirectly “beneficially owned” (as defined below) by any Permitted Holder on September 26, 2024 for so long as such Class A Ordinary Shares are directly or indirectly “beneficially owned” (as defined below) by a Permitted Holder; and (ii) any Class A Ordinary Shares directly or indirectly “beneficially owned” (as defined below) by any Permitted Holder and acquired after September 26, 2024, by a Permitted Holder pursuant to equity grants (or the exercise or conversion thereof

- 5 - by a Permitted Holder) outstanding on September 26, 2024 or subsequently granted under one or more of the Parent Guarantor’s equity incentive plans; (B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any Person, other than solely to the Company or one or more of the Company’s or the Parent Guarantor’s respective Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Class A Ordinary Shares are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Parent Guarantor pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Parent Guarantor’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B); (C) the Company’s members or the Parent Guarantor’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company or the Parent Guarantor; or (D) the Class A Ordinary Shares cease to be listed on any of The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market (or any of their respective successors); provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Class A Ordinary Shares (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes an Ordinary Share Change Event whose Reference Property consists of such consideration. For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, references to “Class A Ordinary Shares” and “Common Equity” in this definition will be subject to Section 5.08(A)(1)(III). “Fundamental Change Repurchase Date” means the date fixed for the repurchase of any

- 6 - Notes by the Company pursuant to a Repurchase Upon Fundamental Change. “Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii). “Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D). “Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary. “Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2. “Guarantee” means the guarantee by the Parent Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 9. “Holder” means a person in whose name a Note is registered on the Registrar’s books. “Indenture” means this Indenture, as amended or supplemented from time to time. “Initial Purchasers” means the several initial purchasers listed in Schedule I to the Purchase Agreement. “Interest Payment Date” means, with respect to a Note, each April 1 and October 1 of each year, commencing on April 1, 2025 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date. “Issue Date” means October 1, 2024. “Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement (including any Notes issued pursuant to the exercise of the Shoe Option by the Initial Purchasers), and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the Issue Date and (ii) the last date any Notes are originally issued pursuant to the exercise of the Shoe Option; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

- 7 - “Last Reported Sale Price” of the Class A Ordinary Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Class A Ordinary Shares on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed. If the Class A Ordinary Shares are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Class A Ordinary Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Ordinary Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Class A Ordinary Share on such Trading Day from a nationally recognized independent investment banking firm selected by the Company, which may (but need not) be any of the Initial Purchasers. Neither the Trustee nor the Exchange Agent will have any duty to determine the Last Reported Sale Price. “Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption (or deemed, pursuant to Section 4.03(I), to be called) pursuant to such Redemption Notice and not with respect to any other Notes. “Make-Whole Fundamental Change Exchange Period” has the following meaning: (A) in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty-fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and (B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the related Redemption Exchange Period; provided, however, that if the Exchange Date for the Exchange of a Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption occurs during the Make-Whole Fundamental Change Exchange Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make- Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.06, solely for purposes of such Exchange, (x) such Exchange Date will be deemed to occur solely during the Make-Whole Fundamental Change Exchange Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

- 8 - “Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make- Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date. “Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Ordinary Shares are listed for trading or trade, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Ordinary Shares or in any options contracts or futures contracts relating to the Class A Ordinary Shares. “Maturity Date” means October 1, 2029. “Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B- 3. “Note Agent” means any Registrar, Paying Agent or Exchange Agent. “Notes” means the 6.125% Exchangeable Senior Notes due 2029 issued by the Company pursuant to this Indenture. “Observation Period” means, with respect to any Note to be Exchanged, (A) subject to clause (B) below, if the Exchange Date for such Note occurs before July 2, 2029, the forty (40) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after such Exchange Date; (B) if such Exchange Date occurs during a Redemption Exchange Period, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty first (41st) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Exchange Date occurs on or after July 2, 2029, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty first (41st) Scheduled Trading Day immediately before the Maturity Date. “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, the Executive Vice President or any officer with similar duties of the Company. “Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 12.03. “OID” means original issue discount within the meaning of Section 1273 of the Code. “OID Legend” means a legend substantially in the form set forth in Exhibit B-4.

- 9 - “Open of Business” means 9:00 a.m., New York City time. “Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions. “Parent Guarantor” means the Person named as such in the first paragraph of this Indenture and, subject to Section 9.04, the successors and assigns of such Person. “Permitted Holders” means (A) any of (i) Gal Krubiner, the Parent Guarantor’s Co- Founder, Chief Executive Officer and Director, (ii) Yahav Yulzari, the Parent Guarantor’s Co- Founder, Chief Revenue Officer and Director, and (iii) Avital Pardo, the Parent Guarantor’s Co- Founder, Chief Technology Officer and Director, in each case, as of September 26, 2024, and (B) (i) any of their spouses and lineal descendants and spouses of lineal descendants, (ii) any of their estates or legal representatives, (iii) trusts established for any of their benefit or for the benefit of their respective spouses or lineal descendants or spouses of their lineal descendants, (iv) any entity solely owned and controlled, directly or indirectly, by any of them or any of the persons listed in clause (B)(i), (B)(ii) or (B)(iii), and (v) any Person or entity that, through contract, proxy or operation of law, has irrevocably delegated the sole and exclusive right to vote the Class B Ordinary Shares or Class A Ordinary Shares received upon conversion thereof held by such Person or entity to a Person described in clause (A) of the definition above. “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture. “Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee. “Preferred Shares” means the preferred shares, no par value per share, of the Parent Guarantor. “Purchase Agreement” means that certain Purchase Agreement, dated September 26, 2024, among the Parent Guarantor, the Company and Jefferies LLC, Keefe, Bruyette & Woods, Inc. and Oppenheimer & Co. Inc., as the representatives of the several Initial Purchasers. “Qualified Successor Entity” means, with respect to a Parent Guarantor Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Parent Guarantor Business Combination Event if either (A) such Parent Guarantor Business Combination Event is an Exempted Fundamental Change; or (B) such Parent Guarantor Business Combination Event constitutes an Ordinary Share Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other

- 10 - corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; and (y) duly organized and existing under the laws of Israel, the United States of America, any State thereof or the District of Columbia. “Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03. “Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption. “Redemption Exchange Period” means, with respect to any Redemption of Notes, the period from, and including, the related Redemption Notice Date until the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, until such time as such Redemption Price is paid in full). “Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F). “Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E). “Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on April 1, the immediately preceding March 15 (whether or not a Business Day); and (B) if such Interest Payment Date occurs on October 1, the immediately preceding September 15 (whether or not a Business Day). “Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02. “Responsible Officer” means (A) any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject and, in each case, who will have direct responsibility for the administration of this Indenture. “Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1. “Restricted Share Legend” means, with respect to any Exchange Share, a legend substantially to the effect that the offer and sale of such Exchange Share have not been registered under the Securities Act and that such Exchange Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

- 11 - “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time. “Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time. “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then traded. If the Class A Ordinary Shares are not so listed or traded, then “Scheduled Trading Day” means a Business Day. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security” means any Note or Exchange Share. “Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement. “Share Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Class A Ordinary Shares receive only cash in consideration for their Class A Ordinary Shares in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Share Price is the amount of cash paid per Class A Ordinary Share in such Make-Whole Fundamental Change; and (B) in all other cases, the Share Price is the average of the Last Reported Sale Prices per Class A Ordinary Share for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make- Whole Fundamental Change. “Shoe Option” means the Initial Purchasers’ option to purchase up to twenty million dollars ($20,000,000) aggregate principal amount of additional Notes as provided for in the Purchase Agreement. “Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w) (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary of such Person unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of determination exceeds twenty four million five hundred thousand dollars ($24,500,000) (with such

- 12 - amount calculated pursuant to such rule). “Special Interest” means any interest that accrues on any Note pursuant to Section 7.03. “Specified Dollar Amount” means, with respect to the Exchange of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such Exchange (excluding cash in lieu of any fractional Class A Ordinary Share). “Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. “Tax” means, for purposes of Section 5.03(A)(iv), any tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest and other similar liabilities related thereto) imposed by or on behalf of the State of Israel (or any political subdivision or taxing authority thereof or therein). “Trading Day” means any day on which (A) trading in the Class A Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then traded; and (B) there is no Market Disruption Event. If the Class A Ordinary Shares are not so listed or traded, then “Trading Day” means a Business Day. “Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company, which may (but need not) include any of the Initial Purchasers; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid

- 13 - will be used. If, on any Trading Day, (A) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (B) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (C) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per Class A Ordinary Share on such Trading Day and the Exchange Rate on such Trading Day. “Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer- Restricted Security upon the earliest to occur of the following events: (A) such Security is sold or otherwise transferred to a Person (other than the Company, the Parent Guarantor, an Affiliate of the Company or the Parent Guarantor or a Person that was an Affiliate of the Company or the Parent Guarantor in the three months immediately preceding) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; (B) such Security is sold or otherwise transferred to a Person (other than the Company, the Parent Guarantor, an Affiliate of the Company or the Parent Guarantor or a Person that was an Affiliate of the Company or the Parent Guarantor in the three months immediately preceding) pursuant to an available exemption (including Rule 144) from the registration and prospectus- delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and (C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company or the Parent Guarantor and that has not been an Affiliate of the Company or the Parent Guarantor during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice. The Trustee is under no obligation to determine whether any Security is a Transfer- Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto. “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended. “Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor. “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed, or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Ordinary Shares are then

- 14 - traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Ordinary Shares or in any options contracts or futures contracts relating to the Class A Ordinary Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date. “VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Class A Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then traded. If the Class A Ordinary Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day. “Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which are owned by such Person or one or more Wholly Owned Subsidiaries of such Person. Section 1.02. OTHER DEFINITIONS. Term Defined in Section “Additional Shares” ............................................................................................................. 5.06(A) “Cash Settlement” ............................................................................................................... 5.03(A) “Combination Settlement” .................................................................................................. 5.03(A) “Company Business Combination Event” ......................................................................... 6.01(A) “Company Successor Entity” ......................................................................................... 6.01(A)(i) “Default Interest” ................................................................................................................ 2.05(B) “Defaulted Amount” ............................................................................................................ 2.05(B) “Deferred Additional Interest” ...................................................................................... 3.04(C)(i) “Deferred Additional Interest Demand Request” ........................................................ 3.04(C)(i) “Event of Default” ............................................................................................................... 7.01(A) “Exchange Agent” ............................................................................................................... 2.06(A) “Exchange Consideration” ................................................................................................. 5.03(B) “Expiration Date” ........................................................................................................... 5.05(A)(v) “Expiration Time” .......................................................................................................... 5.05(A)(v) “Fundamental Change Notice” .......................................................................................... 4.02(E) “Fundamental Change Repurchase Right” ....................................................................... 4.02(A) “Guaranteed Obligations” .................................................................................................. 9.01(A) “Initial Notes” ...................................................................................................................... 2.03(A) “Measurement Period” .............................................................................................. 5.01(C)(i)(2) “Notice of Election to Pay Deferred Additional Interest” ........................................... 3.04(C)(i) “Ordinary Share Change Event” ....................................................................................... 5.08(A) “Parent Guarantor Business Combination Event” .......................................................... 9.04(A) “Parent Guarantor Successor Entity” ........................................................................... 9.04(A)(i)

- 15 - “Paying Agent” .................................................................................................................... 2.06(A) “Physical Settlement” .......................................................................................................... 5.03(A) “Redemption Notice” ........................................................................................................... 4.03(F) “Reference Property” .......................................................................................................... 5.08(A) “Reference Property Unit” ................................................................................................. 5.08(A) “Register” ............................................................................................................................. 2.06(B) “Registrar” ........................................................................................................................... 2.06(A) “Reporting Event of Default” ............................................................................................. 7.03(A) “Specified Courts” .................................................................................................................. 12.07 “Spin-Off” ................................................................................................................. 5.05(A)(iii)(2) “Spin-Off Valuation Period” ................................................................................... 5.05(A)(iii)(2) “Stated Interest” .................................................................................................................. 2.05(A) “Successor Person” .............................................................................................................. 5.08(A) “Tender/Exchange Offer Valuation Period” ................................................................ 5.05(A)(v) “Trading Price Condition” ........................................................................................ 5.01(C)(i)(2) Section 1.03. RULES OF CONSTRUCTION. For purposes of this Indenture: (A) “or” is not exclusive; (B) “including” means “including without limitation”; (C) “will” expresses a command; (D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values; (E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation; (F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise; (G) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise; (H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; (I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and (J) the term “interest,” when used with respect to a Note, includes any Additional

- 16 - Interest (including, if applicable, Deferred Additional Interest and interest on such Deferred Additional Interest) and Special Interest, unless the context requires otherwise. Article 2. THE NOTES Section 2.01. FORM, DATING AND DENOMINATIONS. The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication. Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10. The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations. Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note. The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note. Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. (A) Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, facsimile or other electronic signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company. (B) Authentication by the Trustee and Delivery. (i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note. (ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a

- 17 - Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order. (iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake. Section 2.03. INITIAL NOTES AND ADDITIONAL NOTES. (A) Initial Notes. On the Issue Date, there will be originally issued one hundred sixty million dollars ($160,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.” (B) Additional Notes. Without the consent of, or notice to, any Holder, the Company may, from time to time, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue, the first Interest Payment Date for, and the Last Original Issue Date of, such additional Notes and, if applicable, transfer restrictions applicable to such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Parent Guarantor or its Subsidiaries (including the Company)) are not fungible with other Notes issued under this Indenture for purposes of U.S. federal income tax or U.S. federal securities laws or if so required by the Depositary Procedures, then such additional or resold Notes will be identified by a separate CUSIP number or by no CUSIP number. Section 2.04. METHOD OF PAYMENT. (A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Exchange Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture. (B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash

- 18 - Exchange Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States specified in such request, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due. Section 2.05. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY. (A) Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 6.125% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. (B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date. (C) Delay of Payment When Payment Date is Not a Business Day. If the due date for a

- 19 - payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day with the same force and effect as if such payment were made on such due date (and, for the avoidance of doubt, no interest will accrue on such payment as a result of the related delay). Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.” Section 2.06. REGISTRAR, PAYING AGENT AND EXCHANGE AGENT. (A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange for other Notes (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for Exchange for cash, Class A Ordinary Shares or a combination thereof (the “Exchange Agent”). If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent, then the Trustee will act as such and will be entitled to receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Exchange Agent. Notwithstanding anything to the contrary in this Section 2.06(A), each of the Registrar, Paying Agent and Exchange Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures. (B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and Exchange of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. (C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Exchange Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Exchange Agents, each of whom will be deemed to be a Registrar, Paying Agent or Exchange Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Exchange Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent. (D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Exchange Agent and designates the corporate trust office of the Trustee in the continental United States as the office for the same.

- 20 - Section 2.07. PAYING AGENT AND EXCHANGE AGENT TO HOLD PROPERTY IN TRUST. The Company will require each Paying Agent or Exchange Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Exchange Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Exchange Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Exchange Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Exchange Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Exchange Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (x) or (xi) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Exchange Agent), the Trustee will serve as the Paying Agent or Exchange Agent, as applicable, for the Notes. Section 2.08. HOLDER LISTS. If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders. Section 2.09. LEGENDS. (A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note). (B) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend. (C) Restricted Note Legend. Subject to Section 2.12, (i) each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and (ii) if a Note is issued in exchange for, in substitution of, or to effect a partial Exchange, Repurchase Upon Fundamental Change or Redemption of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of

- 21 - such exchange or substitution, or on the related Exchange Date with respect to such Exchange, the related Fundamental Change Repurchase Date with respect to such Repurchase Upon Fundamental Change or the Redemption Date with respect to such Redemption, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Exchange Date, Fundamental Change Repurchase Date or Redemption Date, as applicable. (D) OID Legend. Each Note will bear the OID Legend. (E) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted. (F) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend. (G) Restricted Share Legend. (i) Each Exchange Share will bear the Restricted Share Legend if the Note upon the Exchange of which such Exchange Share was issued was (or would have been had it not been Exchanged) a Transfer-Restricted Security at the time such Exchange Share was issued; provided, however, that such Exchange Share need not bear the Restricted Share Legend if the Company determines, in its reasonable discretion, that such Exchange Share need not bear the Restricted Share Legend. (ii) Notwithstanding anything to the contrary in this Section 2.09(G), an Exchange Share need not bear a Restricted Share Legend if such Exchange Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Share Legend. Section 2.10. TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS. (A) Provisions Applicable to All Transfers and Exchanges. (i) Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register. (ii) Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

- 22 - (iii) No Services Charge; Transfer Taxes. Subject to Section 5.02(E) hereof, the Company, the Parent Guarantor, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or Exchange of Notes, but the Company, the Parent Guarantor, the Trustee, the Registrar and the Exchange Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Exchange of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer. (iv) Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination. (v) Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture. (vi) Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09. (vii) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction. (viii) Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number. (ix) Neither the Trustee nor any Note Agent will have any responsibility for any action taken or not taken by the Depositary. (B) Transfers and Exchanges of Global Notes. (i) Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided,

- 23 - however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if: (1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; (2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or (3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest. (ii) Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof): (1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15); (2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note; (3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and (4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note (or such portion thereof) to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any,

- 24 - required by Section 2.09. (iii) Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures. (C) Transfers and Exchanges of Physical Notes. (i) Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must: (1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and (2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D). (ii) Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination): (1) such old Physical Note will be promptly cancelled pursuant to Section 2.15; (2) if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09; (3) in the case of a transfer: (a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect

- 25 - an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and (b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and (4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09. (D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to: (i) cause such Note to be identified by an “unrestricted” CUSIP number; (ii) remove such Restricted Note Legend; or (iii) register the transfer of such Note to the name of another Person, then the Company, the Parent Guarantor, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Parent Guarantor, the Trustee and the Registrar such certificates or other

- 26 - documentation or evidence as the Company, the Parent Guarantor, the Trustee and the Registrar may reasonably require in order for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on or after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act. (E) Transfers of Notes Subject to Redemption, Repurchase or Exchange. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Parent Guarantor, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for Exchange, except to the extent that any portion of such Note is not subject to Exchange; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due. Section 2.11. EXCHANGE AND CANCELLATION OF NOTES TO BE EXCHANGED OR TO BE REPURCHASED PURSUANT TO A REPURCHASE UPON FUNDAMENTAL CHANGE OR REDEMPTION. (A) Partial Exchanges of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be Exchanged pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such Exchange or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Exchanged or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so Exchanged or repurchased, as applicable, which Physical Note will be Exchanged or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such Exchange or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18. (B) Cancellation of Notes that Are Exchanged and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. (i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be Exchanged pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such

- 27 - Physical Note is surrendered for such Exchange or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial Exchange or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Exchanged or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09. (ii) Global Notes. If a Global Note (or any portion thereof) is to be Exchanged pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so Exchanged or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15). Section 2.12. REMOVAL OF TRANSFER RESTRICTIONS. Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note unless a new Note is to be authenticated in connection therewith). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP or ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP or ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP or ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP or ISIN numbers until such time as such exchange or procedure is effected. Section 2.13. REPLACEMENT NOTES. If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case

- 28 - of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company to protect the Company and that is reasonable satisfactory to protect the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note. Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture. Section 2.14. REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES. Except to the extent rights under this Indenture or the Notes are expressly granted to owners of beneficial interests in any Global Note, only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Parent Guarantor, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary. Section 2.15. CANCELLATION. The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or Exchange. The Company will cause all Notes surrendered to the Parent Guarantor or its Subsidiaries (including the Company) or agents for payment at maturity, Repurchase Upon Fundamental Change or Redemption, or for registration of transfer or exchange for other Notes (other than a transfer to, or exchange for other Notes for the benefit of, the Parent Guarantor or its Subsidiaries (including the Company) or other Affiliates) or for Exchange for cash, Class A Ordinary Shares or a combination thereof to be delivered to the Trustee for cancellation in accordance with this Section 2.15 and such Notes will no longer be considered “outstanding” under this Indenture upon such payment or Exchange for cash, Class A Ordinary Shares or a combination thereof, or upon the effectuation of such transfer or exchange for other Notes, as applicable. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or Exchange. Section 2.16. NOTES HELD BY THE COMPANY OR ITS AFFILIATES. Without limiting the generality of Section 2.18, in determining whether the Holders of the

- 29 - required aggregate principal amount of Notes have concurred in any direction, waiver or consent or other action under this Indenture, Notes owned by the Company, the Parent Guarantor or any of their respective Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded. Upon request of the Trustee, the Company will furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 10.01, the Trustee will be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination. Section 2.17. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes. Section 2.18. OUTSTANDING NOTES. (A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon Exchange) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18. (B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law. (C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such

- 30 - portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture. (D) Notes to Be Exchanged. At the Close of Business on the Exchange Date for any Note (or any portion thereof) to be Exchanged, such Note (or such portion) will (unless there occurs a Default in the delivery of the Exchange Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such Exchange) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.07. (E) Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note. Section 2.19. REPURCHASES BY THE COMPANY. Without limiting the generality of Section 2.15, subject to applicable law, the Company, the Parent Guarantor or their respective Subsidiaries or other Affiliates may, from time to time, directly or indirectly repurchase Notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives, in each case, without delivering prior notice to Holders. Section 2.20. CUSIP AND ISIN NUMBERS. Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes. Article 3. COVENANTS Section 3.01. PAYMENT ON NOTES. (A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture. (B) Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

- 31 - Section 3.02. EXCHANGE ACT REPORTS. (A) Generally. The Company will send to the Trustee copies of all reports that the Parent Guarantor is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than Current Reports on Form 8-K or Form 6-K (or any successor form), as the case may be) within fifteen (15) calendar days after the date that the Parent Guarantor is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Parent Guarantor has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Parent Guarantor files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence. (B) Trustee’s Disclaimer. The Trustee need not determine whether the Parent Guarantor has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s or the Parent Guarantor’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee will have no obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Parent Guarantor’s compliance with its covenants under this Indenture or with respect to any reports or other documents filed with the SEC via the EDGAR system (or any successor thereto) or any other website, or to participate in any conference calls. Section 3.03. RULE 144A INFORMATION. If the Parent Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, at any time when any Notes or Class A Ordinary Shares issuable upon Exchange of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), the Company and the Parent Guarantor (or any of their successors, as applicable) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. Section 3.04. ADDITIONAL INTEREST. (A) Accrual of Additional Interest. (i) If, at any time during the six (6)-month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note, (1) the Parent Guarantor fails to timely file any report (other than Current Reports on Form 8-K) that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace

- 32 - periods thereunder); or (2) such Note is not otherwise Freely Tradable, then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable. (ii) In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note. (B) Amount and Payment of Additional Interest. Subject to Section 3.04(C), any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest (excluding any interest that accrues on any Deferred Additional Interest pursuant to Section 3.04(C)), together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note. (C) Deferral of Additional Interest. (i) Generally. Notwithstanding anything to the contrary in this Section 3.04, but subject to Section 3.04(C)(iii), Additional Interest that accrues on any Note for any period on or after the De-Legending Deadline Date of such Note will not be payable on any Interest Payment Date occurring on or after such De-Legending Deadline Date unless (1) a Holder (or an owner of a beneficial interest in a Global Note) has delivered to the Company and the Trustee, before the Regular Record Date immediately before such Interest Payment Date, a written notice (a “Deferred Additional Interest Demand Request”) demanding payment of Additional Interest; or (2) the Company, in its sole and absolute discretion, elects, by sending notice of such election (a “Notice of Election to Pay Deferred Additional Interest”) to Holders with a copy to the Trustee before such Regular Record Date, to pay such Additional Interest on such Interest Payment Date (any accrued and unpaid Additional Interest that, in accordance with this sentence, is not paid on such Interest Payment Date, “Deferred Additional Interest”). Interest will accrue on such Deferred Additional Interest from, and including, such Interest Payment Date at a rate per annum equal to the rate per annum at which Stated Interest accrues on the Notes to, but excluding, the date on which such Deferred Additional Interest, together with accrued interest thereon, is paid. Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date (whether as a result of the delivery of a written notice pursuant to clause (1) above or, if earlier, the Company’s election to pay the same pursuant to clause (2) above), Additional Interest will thereafter not be subject to deferral pursuant to this Section 3.04(C).

- 33 - (ii) Interpretive Provisions. Each reference in this Indenture or the Notes to any accrued interest (including in the definitions of the Redemption Price and the Fundamental Change Repurchase Price for any Note) or to any accrued Additional Interest includes, to the extent applicable, and without duplication, any Deferred Additional Interest, together with accrued and unpaid interest thereon. For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with Section 3.04(C)(i). Otherwise, such a failure to pay will be subject to Section 7.01(A)(ii). (iii) Payment or Extinguishment Upon Maturity. Notwithstanding anything to the contrary in this Indenture or the Notes, if (1) any unpaid Deferred Additional Interest exists on any Notes as of the Close of Business on the Regular Record Date immediately preceding the Maturity Date or the date on which such Notes cease to be outstanding; (2) no Holder (or owner of a beneficial interest in a Global Note) has delivered a Deferred Additional Interest Demand Request in the manner set forth in Section 3.04(C)(i) before such Regular Record Date; and (3) the Company has not sent a Notice of Election to Pay Deferred Additional Interest in the manner set forth in Section 3.04(C)(i) before such Regular Record Date, then Deferred Additional Interest on each Note then outstanding will cease to accrue, and all Deferred Additional Interest, together with interest thereon, on such Note will be deemed to be extinguished on the following date: (a) if such Note is to be Exchanged, the Exchange Date for such Exchange (it being understood, for the avoidance of doubt, that the Exchange Consideration therefor need not include, and the amount referred to in clause (i) of Section 5.02(D) need not include, the payment of any such Deferred Additional Interest or any interest thereon); and (b) in all other cases, the earlier of (x) the first date on which the principal of, and accrued and unpaid interest (other than such Deferred Additional Interest and any interest thereon) on, such Note have been repaid in full and (y) the date on which such Note ceases to be outstanding. (D) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send written notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note, except that no such notice is required in respect of any Additional Interest that is deferred in accordance with Section 3.04(C). In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment, except that no such Officer’s Certificate is required in respect of any Additional Interest that is deferred in accordance with Section 3.04(C). The Trustee will have no duty to determine whether any Additional Interest is payable (or whether the same is deferred or is accruing interest) or the amount thereof and may assume without inquiry that no Additional Interest is payable or has been deferred until written notice of such Additional Interest has been provided to the Trustee by the Company. (E) Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

- 34 - Section 3.05. COMPLIANCE AND DEFAULT CERTIFICATES. (A) Annual Compliance Certificate. Within ninety (90) days after the last day of each fiscal year of the Company, beginning with the first such fiscal year ending after the date of this Indenture, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default under this Indenture has occurred during the previous year or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto). (B) Default Certificate. If a Default or Event of Default occurs, then the Company will, within thirty (30) days after obtaining knowledge thereof, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided that the Company is not required to deliver such notice if such Default has been cured. Section 3.06. STAY, EXTENSION AND USURY LAWS. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted. Section 3.07. ACQUISITION OF NOTES BY THE COMPANY, THE PARENT GUARANTOR AND THEIR RESPECTIVE AFFILIATES. Without limiting the generality of Section 2.18, Notes that the Company, the Parent Guarantor, any of their respective Subsidiaries or other Affiliates have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation. Article 4. REPURCHASE AND REDEMPTION Section 4.01. NO SINKING FUND. No sinking fund is required to be provided for the Notes. Section 4.02. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE. (A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to

- 35 - require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price. (B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book- entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures). (C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E). (D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date. (E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder in writing, the Trustee, the Exchange Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

- 36 - Such Fundamental Change Notice must state: (i) briefly, the events causing such Fundamental Change; (ii) the effective date of such Fundamental Change; (iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice; (iv) the Fundamental Change Repurchase Date for such Fundamental Change; (v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.02(D)); (vi) the name and address of the Paying Agent and the Exchange Agent; (vii) the Exchange Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Exchange Rate that may result from such Fundamental Change (including pursuant to Section 5.06); (viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; (ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be Exchanged only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and (x) the CUSIP and ISIN numbers, if any, of the Notes. Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change. (F) Procedures to Exercise the Fundamental Change Repurchase Right. (i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent: (1) before the Close of Business on the Business Day immediately

- 37 - before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and (2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note). The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives. (ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state: (1) if such Note is a Physical Note, the certificate number of such Note; (2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and (3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note; provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)). (iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state: (1) if such Note is a Physical Note, the certificate number of such Note; (2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and (3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination; provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)). Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof),

- 38 - the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures). (G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G). (H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Note. (I) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Exchangeable into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii) of the definition thereof), if (i) such Fundamental Change constitutes an Ordinary Share Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become Exchangeable, pursuant to Section 5.08 and, if applicable, Section 5.06, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued interest payable as part of the related Fundamental

- 39 - Change Repurchase Price); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3)(b) and includes, in such notice, a statement that the Company is relying on this Section 4.02(I). For the avoidance of doubt, the maximum amount of accrued interest pursuant to clause (ii) above will be determined (i) by assuming that the Fundamental Change Repurchase Date occurs on the latest possible date permitted for the applicable Fundamental Change pursuant to Sections 4.02(C) and 4.02(E); and (ii) without regard to the proviso to the first sentence of Section 4.02(D). (J) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all U.S. federal and state securities laws, as well as the provisions of the Israel Companies Law, 1999, the Israel Securities Law, 1968 and the regulations promulgated therefrom, in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations. (K) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note. Section 4.03. RIGHT OF THE COMPANY TO REDEEM THE NOTES. (A) No Right to Redeem Before October 5, 2027. The Company may not redeem the Notes at its option at any time before October 5, 2027. (B) Right to Redeem the Notes on or After October 5, 2027. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after October 5, 2027 and on or before the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (i) the Notes are Freely Tradable, and all accrued and unpaid Additional Interest, if any, has been paid in full as of the first Interest Payment Date occurring on or before the related Redemption Notice Date for such Redemption; and (ii) the Last Reported Sale Price per Class A Ordinary Share exceeds one hundred and thirty percent (130%) of the Exchange Price on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before such Redemption Notice Date; and (y) the Trading Day immediately before such Redemption Notice Date; provided, however, that the Company will not be entitled to call less than all of the outstanding Notes for Redemption unless the excess of the principal amount of Notes outstanding as of the related Redemption Notice Date over the aggregate principal amount of Notes set forth in such Redemption Notice as being subject to such Redemption is at least fifty million dollars ($50,000,000). For the avoidance of doubt, the calling (or deemed calling pursuant to Section 4.03(I)) of any Notes for Redemption will constitute a Make-Whole Fundamental Change with

- 40 - respect to such Notes so called (or deemed called pursuant to Section 4.03(I)) for Redemption pursuant to clause (B) of the definition of Make-Whole Fundamental Change. (C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book- entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures). (D) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty five (65), nor less than forty five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption (it being understood, for the avoidance of doubt, that such Redemption Notice Date will be at least four (4) Scheduled Trading Days before the first VWAP Trading Day of the Observation Period relating to such Redemption Date pursuant to clause (B) of the definition of Observation Period); provided, however, that if, in accordance with Section 5.03(A)(i)(3), the Company has elected to settle all Exchanges of Notes with an Exchange Date that occurs during the related Redemption Exchange Period by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than sixty (60), nor less than fifteen (15), calendar days after such Redemption Notice Date. (E) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date. (F) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes a written notice of such Redemption (a “Redemption Notice”).

- 41 - Such Redemption Notice must state: (i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture; (ii) the Redemption Date for such Redemption; (iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.03(E)); (iv) the name and address of the Paying Agent and the Exchange Agent; (v) that Notes called for Redemption (or deemed called pursuant to Section 4.03(I)) may be Exchanged at any time before the Close of Business on the second (2nd) Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); (vi) the Exchange Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Exchange Rate that may result from such Redemption (including pursuant to Section 5.06); (vii) the Settlement Method that will apply to all Exchanges of Notes with an Exchange Date that occurs on or after such Redemption Notice Date and on or before the Close of Business on the second (2nd) Business Day before such Redemption Date; and (viii) the CUSIP and ISIN numbers, if any, of the Notes. On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Exchange Agent and the Paying Agent. At the Company’s written request, the Trustee will give the Redemption Notice in the Company’s name and at its expense, provided that the Company delivers to the Trustee, at least five (5) Business Days in the case of Physical Notes and five (5) calendar days in the case of Global Notes prior to the Redemption Notice Date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 4.03(F). (G) Selection and Exchange of Notes to Be Redeemed in Part. (i) If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate. (ii) If only a portion of a Note is subject to Redemption and such Note is Exchanged in part, then the Exchanged portion of such Note will be deemed to be from the

- 42 - portion of such Note that was subject to Redemption. (H) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso. (I) Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the forty second (42nd) Scheduled Trading Day (or, if, in accordance with Section 5.03(A)(i)(3), the Company has elected to settle all Exchanges of Notes with an Exchange Date that occurs during the related Redemption Exchange Period by Physical Settlement, the tenth (10th) calendar day) immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to Exchange such Note or beneficial interest, as applicable, at any time during the related Redemption Exchange Period, and each such Exchange will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Sections 5.01(C)(i)(4) and 5.06. The Trustee shall have no obligation to make any determination in connection with the foregoing. Article 5. THE EXCHANGE OF NOTES Section 5.01. RIGHT TO EXCHANGE. (A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, Exchange such Holder’s Notes into Exchange Consideration. (B) Exchanges in Part. Subject to the terms of this Indenture, Notes may be Exchanged in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the Exchange of a Note in whole will equally apply to Exchanges of a permitted portion of a Note. (C) When Notes May Be Exchanged. (i) Generally. Subject to Section 5.01(C)(ii), a Note may be Exchanged only in the following circumstances: (1) Exchange Upon Satisfaction of Sale Price Condition. Before the Close of Business on the Business Day immediately before July 2, 2029, a Holder may Exchange its Notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2024, if the Last Reported Sale Price per Class A Ordinary Share exceeds one hundred and thirty percent (130%) of the Exchange Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.

- 43 - (2) Exchange Upon Satisfaction of Note Trading Price Condition. Before the Close of Business on the Business Day immediately before July 2, 2029, a Holder may Exchange its Notes during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per Class A Ordinary Share on such Trading Day and the Exchange Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.” The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder of at least five million dollars ($5,000,000) aggregate principal amount of Notes (or such lesser amount as may then be outstanding) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per Class A Ordinary Share and the Exchange Rate. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per Class A Ordinary Share on such Trading Day and the Exchange Rate on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders, the Trustee and the Exchange Agent in writing of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per Class A Ordinary Share on such Trading Day and the Exchange Rate on such Trading Day, then the Company will notify the Holders, the Trustee and the Exchange Agent in writing of the same. (3) Exchange Upon Specified Corporate Events. (a) Certain Distributions. If, before the Close of Business on the Business Day immediately before July 2, 2029, the Parent Guarantor elects to: (I) distribute, to all or substantially all holders of Class A Ordinary Shares, any rights, options or warrants (other than rights issued pursuant to a shareholder rights plan, so long as such rights have not separated from the Class A Ordinary Shares and are not

- 44 - exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Class A Ordinary Shares or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the date such distribution is announced, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or (II) distribute, to all or substantially all holders of Class A Ordinary Shares, assets or securities of the Parent Guarantor or rights to purchase the Parent Guarantor’s securities, which distribution per Class A Ordinary Share has a value, as reasonably determined by the Parent Guarantor in good faith, exceeding ten percent (10%) of the Last Reported Sale Price per Class A Ordinary Share on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution, and of the related right to Exchange Notes, to Holders, the Trustee and the Exchange Agent at least forty five (45) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a shareholder rights plan or the occurrence of any such triggering event under a shareholder rights plan, no later than the Business Day after the Company becomes aware that such separation or triggering event has occurred or will occur); and (y) once the Company has sent such notice, Holders may Exchange their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Parent Guarantor’s announcement that such distribution will not take place; provided, that if the Company is then otherwise permitted to settle Exchanges of Notes by Physical Settlement (and, for the avoidance of doubt, the Company has not elected another Settlement Method to apply, including pursuant to Section 5.03(A)(i)(1)), then the Company may instead elect to provide such notice at least ten (10) Scheduled Trading Days before such Ex-Dividend Date (or, if later in the case of any such separation of rights issued pursuant to a shareholder rights plan or the occurrence of any such triggering event under a shareholder rights plan, no later than the Business Day after the Company becomes aware that such separation or triggering event has occurred or will occur), in which case (x) the Company must settle all Exchanges of Notes with an Exchange Date occurring on or after the date the Company provides such notice and on or before the Business Day immediately before the Ex- Dividend Date for such distribution (or any earlier announcement by the

- 45 - Parent Guarantor that such distribution will not take place) by Physical Settlement; and (y) such notice must state that all such Exchanges will be settled by Physical Settlement. Notwithstanding anything to the contrary in this Section 5.01(C), the Notes will not become Exchangeable pursuant to this Section 5.01(C)(i)(3)(a) (but the Company will be required to send notice of such distribution pursuant to this Section 5.01(C)(i)(3)(a)) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Class A Ordinary Shares, and solely by virtue of being a Holder, in such distribution without having to Exchange such Holder’s Notes and as if such Holder held a number of Class A Ordinary Shares equal to the product of (i) the Exchange Rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date. (b) Certain Corporate Events. If a Fundamental Change, Make- Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Ordinary Share Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s or the Parent Guarantor’s jurisdiction of organization and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may Exchange their Notes at any time from, and including, the effective date of such transaction or event until the earlier of (i) the thirty-fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date) or (ii) the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date; provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by the Business Day after such effective date, then the last day on which the Notes are Exchangeable pursuant to this sentence will be extended by the number of Business Days from, and including, the Business Day after such effective date to, but excluding, the date the Company provides such notice. No later than the Business Day after such effective date, the Company will send notice to the Holders, the Trustee and the Exchange Agent of such transaction or event, such effective date and the related right to Exchange Notes. (4) Exchange Upon Redemption. If the Company calls (or is deemed, pursuant to Section 4.03(I), to have called) any Note for Redemption, then the Holder of such Note may Exchange such Note during the related Redemption Exchange Period. (5) Exchanges During Free Exchangeability Period. A Holder may Exchange its Notes at any time from, and including, July 2, 2029 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the

- 46 - Maturity Date regardless of the conditions set forth in clauses (1), (2), (3) or (4) of this Section 5.01(C)(i). For the avoidance of doubt, the Notes may become Exchangeable pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be Exchangeable pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being Exchangeable pursuant to any other sub-paragraph of this Section 5.01(C)(i). (ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes: (1) Notes may be surrendered for Exchange only after the Open of Business and before the Close of Business on a day that is a Business Day; (2) in no event may any Note be Exchanged after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; (3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not Exchange such Note after the Close of Business on the second (2nd) Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and (4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be Exchanged, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture. Section 5.02. EXCHANGE PROCEDURES. (A) Generally. (i) Global Notes. To Exchange a beneficial interest in a Global Note that is Exchangeable pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for Exchanging such beneficial interest (at which time such Exchange will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E). (ii) Physical Notes. To Exchange all or a portion of a Physical Note that is Exchangeable pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Exchange Agent the Exchange notice attached to such Physical Note or a facsimile of such Exchange notice; (2) deliver such Physical Note to the Exchange Agent (at which time such Exchange will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Exchange Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

- 47 - (B) Effect of Exchanging a Note. At the Close of Business on the Exchange Date for a Note (or any portion thereof) to be Exchanged, such Note (or such portion) will (unless there occurs a Default in the delivery of the Exchange Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such Exchange) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Exchange Date), except to the extent provided in Section 5.02(D). (C) Holder of Record of Exchange Shares. The Person in whose name any Class A Ordinary Share is issuable upon Exchange of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Exchange Date for such Exchange, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such Exchange, in the case of Combination Settlement. (D) Interest Payable Upon Exchange in Certain Circumstances. If the Exchange Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Exchange (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for Exchange must deliver to the Exchange Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for Exchange need not deliver such cash (w) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second (2nd) Business Day immediately after such Interest Payment Date; (x) if such Exchange Date occurs after the Regular Record Date immediately before the Maturity Date; (y) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (z) to the extent of any Additional Interest, Special Interest, overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is Exchanged with an Exchange Date that is after the Regular Record Date immediately before the Maturity Date, any Fundamental Change Repurchase Date pursuant to clause (y) above and any Redemption Date pursuant to clause (w) above, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date or other applicable Interest Payment Date, regardless of whether such Note has been Exchanged after such Regular Record Date. For the avoidance of doubt, if the Exchange Date of a Note to be Exchanged is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for Exchange, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D). (E) Taxes and Duties. If a Holder Exchanges a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any

- 48 - Class A Ordinary Shares upon such Exchange; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Exchange Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder. (F) Exchange Agent to Notify Company of Exchanges. If any Note is submitted for Exchange to the Exchange Agent or the Exchange Agent receives any notice of Exchange with respect to a Note, then the Exchange Agent will promptly (and, in any event, no later than 12:00 p.m., New York City time, on the Business Day immediately following the date the Exchange Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Exchange Date for such Note. Section 5.03. SETTLEMENT UPON EXCHANGE. (A) Settlement Method. Upon the Exchange of any Note, the Company will settle such Exchange by paying or delivering, as applicable and as provided in this Article 5, either (x) Class A Ordinary Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and Class A Ordinary Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”). (i) The Company’s Right to Elect Settlement Method. Subject to Section 5.03(A)(iv), the Company will have the right to elect the Settlement Method applicable to any Exchange of a Note; provided, however, that: (1) subject to clause (3) below, all Exchanges of Notes with an Exchange Date that occurs on or after July 2, 2029 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders no later than the Open of Business on July 2, 2029; (2) subject to clause (3) below, if the Company elects a Settlement Method with respect to the Exchange of any Note whose Exchange Date occurs before July 2, 2029, then the Company will send notice of such Settlement Method to the Holder of such Note no later than the Close of Business on the Business Day immediately after such Exchange Date; (3) if any Notes are called for Redemption, then (a) the Company will specify, in the related Redemption Notice (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.03(F), the Settlement Method that will apply to all Exchanges of Notes with an Exchange Date that occurs during the related Redemption Exchange Period; and (b) if such Redemption Date occurs on or after July 2, 2029, then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) above, applies to all Exchanges of Notes with

- 49 - an Exchange Date that occurs on or after July 2, 2029; (4) the Company will use the same Settlement Method for all Exchanges of Notes with the same Exchange Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to Exchanges of Notes with different Exchange Dates, except as provided in clause (1) or (3) above); (5) if the Company does not timely elect a Settlement Method with respect to the Exchange of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default); (6) if the Company timely elects Combination Settlement with respect to the Exchange of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such Exchange will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and (7) the Settlement Method will be subject to Sections 4.03(D), 5.01(C)(i)(3)(a) and Section 5.08(A)(2). At or before the time the Company sends any notice referred to in the preceding sentence, the Company will send a copy of such notice to the Trustee and the Exchange Agent, but the failure to timely send such copy will not affect the validity of any Settlement Method election. (ii) The Company’s Right to Irrevocably Fix or Eliminate Settlement Methods. Subject to Section 5.03(A)(iv), the Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Exchange Agent), to (1) irrevocably fix the Settlement Method that will apply to all Exchanges of Notes with an Exchange Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) with respect to all Exchanges of Notes with an Exchange Date that occurs on or after the date such notice is sent to Holders, provided, in each case, that (w) the Settlement Method so elected pursuant to clause (1) above, or the Settlement Method(s) remaining after any elimination pursuant to clause (2) above, as applicable, must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above,

- 50 - the Company will, if needed, simultaneously change the Default Settlement Method to a Settlement Method that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method(s) so elected or eliminated, as applicable, and the Default Settlement Method applicable immediately after such election, and expressly state that the election is irrevocable and applicable to all Exchanges of Notes with an Exchange Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option). (iii) Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant to Section 5.03(A)(ii), then the Company or the Parent Guarantor will, substantially concurrently, either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K or Form 6-K (or any successor form) that is filed with, or furnished to, the SEC. (iv) Taxes. Notwithstanding anything to the contrary in this Section 5.03, the Company may not elect (or be deemed to have elected) a Settlement Method other than Physical Settlement to apply to any Exchange of Notes (and may not irrevocably elect any Settlement Method other than Physical Settlement) unless the Company determines, as of the date of such election, that settlement of such Exchange of Notes will be made without withholding or deduction for, or on account of, any Taxes in respect of any Holder that is not a “resident of Israel” for tax purposes as defined under Israeli law. (B) Exchange Consideration. (i) Generally. Subject to Sections 5.03(B)(ii), 5.03(B)(iii) and 5.08(A)(2), the type and amount of consideration (the “Exchange Consideration”) due in respect of each $1,000 principal amount of a Note to be Exchanged will be as follows: (1) if Physical Settlement applies to such Exchange, a number of Class A Ordinary Shares equal to the Exchange Rate in effect on the Exchange Date for such Exchange; (2) if Cash Settlement applies to such Exchange, cash in an amount equal to the sum of the Daily Exchange Values for each VWAP Trading Day in the Observation Period for such Exchange; or (3) if Combination Settlement applies to such Exchange, consideration consisting of (a) a number of Class A Ordinary Shares equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such Exchange; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period. (ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination

- 51 - Settlement applies to the Exchange of any Note and the number of Class A Ordinary Shares deliverable pursuant to Section 5.03(B)(i) upon such Exchange is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such Exchange, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Exchange Date for such Exchange (or, if such Exchange Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such Exchange, in the case of Combination Settlement. (iii) Exchange of Multiple Notes by a Single Holder. If a Holder Exchanges more than one (1) Note on a single Exchange Date, then the Exchange Consideration due in respect of such Exchange will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes Exchanged on such Exchange Date by such Holder. (iv) Notice of Calculation of Exchange Consideration. If Cash Settlement or Combination Settlement applies to the Exchange of any Note, then the Company will determine the Exchange Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Exchange Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Exchange Agent will have any duty to make any such determination. (C) Delivery of the Exchange Consideration. Except as set forth in Sections 5.05(D) and 5.08, the Company will pay or deliver, as applicable, the Exchange Consideration due upon the Exchange of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such Exchange, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such Exchange; and (ii) if Physical Settlement applies to such Exchange, on or before the second (2nd) Business Day immediately after the Exchange Date for such Exchange; provided, however, that if Physical Settlement applies to the Exchange of any Note with an Exchange Date that is after the Regular Record Date immediately before the Maturity Date, or to the Exchange of any Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption with an Exchange Date that occurs during the fifteen (15) calendar days preceding the second (2nd) Business Day immediately preceding the related Redemption Date, then, solely for purposes of such Exchange, the Company will pay or deliver, as applicable, the Exchange Consideration due upon such Exchange on or before the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day), in the case of an Exchange of any Note with an Exchange Date that is after the Regular Record Date immediately before the Maturity Date, or the related Redemption Date, in the case of an Exchange of any Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption with an Exchange Date that occurs during the fifteen (15) calendar days preceding the second (2nd) Business Day immediately preceding such Redemption Date. (D) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Exchange. If a Holder Exchanges a Note, then the Company will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note, and, except as

- 52 - provided in Section 5.02(D), the Company’s delivery of the Exchange Consideration due in respect of such Exchange will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Exchange Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on an Exchanged Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Exchange Consideration for a Note consists of both cash and Class A Ordinary Shares, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash. Section 5.04. RESERVE AND STATUS OF CLASS A ORDINARY SHARES ISSUED UPON EXCHANGE. (A) Share Reserve. At all times when any Notes are outstanding, the Parent Guarantor will reserve (out of its authorized and not outstanding Class A Ordinary Shares that are not reserved for other purposes) a number of Class A Ordinary Shares sufficient to permit the Exchange of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such Exchange; and (y) the Exchange Rate is increased by the maximum amount pursuant to which the Exchange Rate may be increased pursuant to Section 5.06. Each reference in this Indenture or the Notes to the issuance of Class A Ordinary Shares in connection therewith is deemed to include delivery of such Class A Ordinary Shares by the Company. (B) Status of Exchange Shares; Listing. Each Exchange Share, if any, delivered upon Exchange of any Note will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Exchange Share will be delivered). If the Class A Ordinary Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Exchange Share, when delivered upon Exchange of any Note, to be admitted for listing on such exchange or quotation on such system. Section 5.05. ADJUSTMENTS TO THE EXCHANGE RATE. (A) Events Requiring an Adjustment to the Exchange Rate. The Exchange Rate will be adjusted from time to time as follows: (i) Share Dividends, Splits and Combinations. If the Parent Guarantor issues solely Class A Ordinary Shares as a dividend or distribution on all or substantially all Class A Ordinary Shares, or if the Parent Guarantor effects a share split or a share combination of the Class A Ordinary Shares (in each case excluding an issuance solely pursuant to an Ordinary Share Change Event, as to which Section 5.08 will apply), then the Exchange Rate will be adjusted based on the following formula: where: ER0 = the Exchange Rate in effect immediately before the Open of Business on 0 1 01 OS OSERER ´=

- 53 - the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split or share combination, as applicable; ER1 = the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable; OS0 = the number of Class A Ordinary Shares outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, share split or share combination; and OS1 = the number of Class A Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination. If any dividend, distribution, share split or share combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Exchange Rate will be readjusted, effective as of the date the Parent Guarantor’s Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Exchange Rate that would then be in effect had such dividend, distribution (or applicable portion thereof), share split or share combination not been declared or announced. (ii) Rights, Options and Warrants. If the Parent Guarantor distributes, to all or substantially all holders of Class A Ordinary Shares, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the date such distribution is announced, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Exchange Rate will be increased based on the following formula: where: ER0 = the Exchange Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution; ER1 = the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date; OS = the number of Class A Ordinary Shares outstanding immediately before the YOS XOSERER + + ´= 01

- 54 - Open of Business on such Ex-Dividend Date; X = the total number of Class A Ordinary Shares issuable pursuant to such rights, options or warrants; and Y = a number of Class A Ordinary Shares obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced. To the extent that Class A Ordinary Shares are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the increase to the Exchange Rate for such distribution been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered upon exercise of such rights, options or warrants. To the extent such rights, options or warrants are not so distributed, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the increase to the Exchange Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Class A Ordinary Shares to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Parent Guarantor receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner. (iii) Spin-Offs and Other Distributed Property. (1) Distributions Other than Spin-Offs. If the Parent Guarantor distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Parent Guarantor, or rights, options or warrants to acquire Capital Stock of the Parent Guarantor or other securities, to all or substantially all holders of the Class A Ordinary Shares, excluding: (u) dividends, distributions, rights, options or warrants for which an adjustment to the Exchange Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii); (v) dividends or distributions paid exclusively in cash for which

- 55 - an adjustment to the Exchange Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv); (w) rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in Section 5.05(F); (x) Spin-Offs for which an adjustment to the Exchange Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2); (y) a distribution solely pursuant to a tender offer or exchange offer for Class A Ordinary Shares, as to which Section 5.05(A)(v) will apply; and (z) a distribution solely pursuant to an Ordinary Share Change Event, as to which Section 5.08 will apply, then the Exchange Rate will be increased based on the following formula: where: ER0 = the Exchange Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution; ER1 = the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date; SP = the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and FMV = the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per Class A Ordinary Share pursuant to such distribution; provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Exchange Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Class A Ordinary Shares and without having to exchange its Notes, the amount and kind of shares of FMVSP SPERER - ´= 01

- 56 - Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such record date, a number of Class A Ordinary Shares equal to the Exchange Rate in effect on such record date. To the extent such distribution is not so paid or made, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. (2) Spin-Offs. If the Parent Guarantor distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Parent Guarantor to all or substantially all holders of the Class A Ordinary Shares (other than solely pursuant to (x) an Ordinary Share Change Event, as to which Section 5.08 will apply; or (y) a tender offer or exchange offer for Class A Ordinary Shares, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Exchange Rate will be increased based on the following formula: where: ER0 = the Exchange Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off; ER1 = the Exchange Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period; FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex- Dividend Date for such Spin-Off (such average to be determined as if references to Class A Ordinary Shares in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per Class A Ordinary Share in such Spin-Off; and SP = the average of the Last Reported Sale Prices per Class A Ordinary Share for each Trading Day in the Spin-Off Valuation Period. SP SPFMVERER + ´= 01

- 57 - Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose Exchange will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Exchange Rate for such VWAP Trading Day for such Exchange, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin- Off to, and including, such VWAP Trading Day; and (ii) if the Exchange Date for a Note whose Exchange will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Exchange Consideration for such Exchange, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Exchange Date. To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. (iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Class A Ordinary Shares, then the Exchange Rate will be increased based on the following formula: where: ER0 = the Exchange Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution; ER1 = the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date; SP = the Last Reported Sale Price per Class A Ordinary Share on the Trading Day immediately before such Ex-Dividend Date; and D = the cash amount distributed per Class A Ordinary Share in such dividend or distribution; provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Exchange Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, DSP SPERER 01 - ´=

- 58 - at the same time and on the same terms as holders of Class A Ordinary Shares and without having to Exchange its Notes, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such record date, a number of Class A Ordinary Shares equal to the Exchange Rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. (v) Tender Offers or Exchange Offers. If the Company, Parent Guarantor or any of their respective Subsidiaries makes a payment in respect of a tender offer or exchange offer for Class A Ordinary Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act) (or any successor rule), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per Class A Ordinary Share in such tender or exchange offer exceeds the Last Reported Sale Price per Class A Ordinary Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exchange Rate will be increased based on the following formula: where: ER0 = the Exchange Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer; ER1 = the Exchange Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period; AC = the aggregate value, as of the time such tender or exchange offer expires (the “Expiration Time”), of all cash and other consideration paid or payable for Class A Ordinary Shares purchased or exchanged in such tender or exchange offer (such aggregate value to be determined, other than with respect to cash, by the Company in good faith and in a commercially reasonable manner); OS0 = the number of Class A Ordinary Shares outstanding immediately before the Expiration Time (including all Class A Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); OS1 = the number of Class A Ordinary Shares outstanding immediately after the Expiration Time (excluding all Class A Ordinary Shares accepted for ( ) 0 1 01 OSSP OSSPACERER ´ ´+ ´=

- 59 - purchase or exchange in such tender or exchange offer); and SP = the average of the Last Reported Sale Prices per Class A Ordinary Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date; provided, however, that the Exchange Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose Exchange will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exchange Rate for such VWAP Trading Day for such Exchange, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Exchange Date for a Note whose Exchange will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exchange Consideration for such Exchange, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Exchange Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Class A Ordinary Shares in such tender or exchange offer are rescinded, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Class A Ordinary Shares, if any, actually made, and not rescinded, in such tender or exchange offer. (B) No Adjustments in Certain Cases. (i) Where Holders Participate in the Transaction or Event Without Exchange. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Exchange Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a share split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Class A Ordinary Shares, and solely by virtue of being a Holder of Notes, in such transaction or event without having to Exchange such Holder’s Notes and as if such Holder held a number of Class A Ordinary Shares equal to the product of (i) the Exchange Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date. (ii) Certain Events. The Company will not be required to adjust the Exchange

- 60 - Rate except as provided in Section 5.05 or Section 5.06. Without limiting the foregoing, the Company will not be obligated to adjust the Exchange Rate on account of: (1) except as otherwise provided in Section 5.05, the sale of Class A Ordinary Shares for a purchase price that is less than the market price per Class A Ordinary Share or less than the Exchange Price; (2) the issuance of any Class A Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent Guarantor’s securities and the investment of additional optional amounts in Class A Ordinary Shares under any such plan; (3) the issuance of any Class A Ordinary Shares or options or rights to purchase Class A Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company, the Parent Guarantor or any of their respective Subsidiaries; (4) the issuance of any Class A Ordinary Shares pursuant to any option, warrant, right or convertible or exchangeable security of the Company or the Parent Guarantor outstanding as of the Issue Date; (5) solely a change in the par value of the Class A Ordinary Shares; (6) the conversion of any or all of the Class B Ordinary Shares or Preferred Shares, in each case, into Class A ordinary shares; or (7) accrued and unpaid interest on the Notes. (C) Adjustment Deferral. If an adjustment to the Exchange Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Exchange Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in an aggregate change of at least one percent (1%) to the Exchange Rate; (ii) the Exchange Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the effective date of a Fundamental Change or Make-Whole Fundamental Change; (iv) the date the Company calls any Notes for Redemption; and (v) July 2, 2029. (D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if: (i) a Note is to be Exchanged pursuant to Physical Settlement or Combination Settlement; (ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Exchange Rate pursuant to Section 5.05(A) has occurred on or before the Exchange Date for such Exchange (in the case of Physical Settlement) or on or before

- 61 - any VWAP Trading Day in the Observation Period for such Exchange (in the case of Combination Settlement), but an adjustment to the Exchange Rate for such event has not yet become effective as of such Exchange Date or VWAP Trading Day, as applicable; (iii) the Exchange Consideration due upon such Exchange includes any whole Class A Ordinary Shares (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional Class A Ordinary Shares (in the case of Combination Settlement); and (iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such Exchange, the Company will, without duplication, give effect to such adjustment on such Exchange Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such Exchange is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Exchange until the second (2nd) Business Day after such first date. (E) Exchange Rate Adjustments Where Exchanging Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if: (i) an Exchange Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A); (ii) a Note is to be Exchanged pursuant to Physical Settlement or Combination Settlement; (iii) the Exchange Date for such Exchange (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such Exchange (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date; (iv) the Exchange Consideration due upon such Exchange includes any whole Class A Ordinary Shares (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional Class A Ordinary Shares (in the case of Combination Settlement), in each case based on an Exchange Rate that is adjusted for such dividend or distribution; and (v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then (x) in the case of Physical Settlement, such Exchange Rate adjustment will not be given effect for such Exchange and the Class A Ordinary Shares issuable upon such Exchange based on such unadjusted Exchange Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Exchange Consideration otherwise due upon such Exchange, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Class A Ordinary Shares had such shares been entitled to participate in such

- 62 - dividend or distribution; and (y) in the case of Combination Settlement, the Exchange Rate adjustment relating to such Ex-Dividend Date will be made for such Exchange in respect of such VWAP Trading Day, but the Class A Ordinary Shares issuable with respect to such VWAP Trading Day based on such adjusted Exchange Rate will not be entitled to participate in such dividend or distribution. (F) Shareholder Rights Plans. If any Class A Ordinary Shares are to be issued upon Exchange of any Note and, at the time of such Exchange, the Parent Guarantor has in effect any shareholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Exchange Consideration otherwise payable under this Indenture upon such Exchange, the rights set forth in such shareholder rights plan, unless such rights have separated from the Class A Ordinary Shares at such time, in which case, and only in such case, the Exchange Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Parent Guarantor had made a distribution of the type referred to in such Section to all holders of the Class A Ordinary Shares, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1) if such rights expire, terminate or are redeemed. (G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company and the Parent Guarantor will not engage in or be a party to any transaction or event that would require the Exchange Rate to be adjusted pursuant to Section 5.05(A) or Section 5.06 to an amount that would result in the Exchange Price per Class A Ordinary Share being less than the par value per Class A Ordinary Share. (H) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values, the Daily Cash Amounts or the Daily Share Amounts over a period of multiple days (including over an Observation Period and the period, if any, for determining the Share Price for purposes of a Make-Whole Fundamental Change), the Company will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date, or Expiration Date of the event occurs, at any time during such period. (I) Calculation of Number of Outstanding Class A Ordinary Shares. For purposes of Section 5.05(A), the number of Class A Ordinary Shares outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares; and (ii) exclude Class A Ordinary Shares held in the Parent Guarantor’s treasury (unless the Parent Guarantor pays any dividend or makes any distribution on Class A Ordinary Shares held in its treasury). (J) Calculations. All calculations with respect to the Exchange Rate and adjustments thereto will be made to the nearest 1/10,000th of a Class A Ordinary Share (with 5/100,000ths rounded upward). (K) Notice of Exchange Rate Adjustments. Upon the effectiveness of any adjustment to the Exchange Rate pursuant to Section 5.05(A), the Company will promptly send notice to the

Holders, the Trustee and the Exchange Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Exchange Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. ADJUSTMENTS TO THE EXCHANGE RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A) *Generally*. If a Make-Whole Fundamental Change occurs and the Exchange Date for the Exchange of a Note occurs during the related Make-Whole Fundamental Change Exchange Period, then, subject to this **Section 5.06**, the Exchange Rate applicable to such Exchange will be increased by a number of shares (the "**Additional Shares**") set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Share Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change Effective Date	Share Price									
	$9.65	**$11.00**	**$13.99**	**$16.00**	**$18.19**	**$25.00**	**$40.00**	**$80.00**	**$120.00**	**$160.00**
October 1, 2024 .	32.1600	25.9727	17.5297	14.0875	11.4447	6.8460	3.0643	0.5641	0.0500	0.0000
October 1, 2025 .	32.1600	25.0473	16.3095	12.8700	10.3002	6.0196	2.6898	0.5040	0.0418	0.0000
October 1, 2026 .	32.1600	23.5736	14.5004	11.1038	8.6707	4.8880	2.1833	0.4136	0.0249	0.0000
October 1, 2027 .	32.1600	21.8473	12.1372	8.7825	6.5520	3.4884	1.5755	0.3048	0.0071	0.0000
October 1, 2028 .	32.1600	19.8864	8.7641	5.5006	3.6894	1.8148	0.8580	0.1730	0.0000	0.0000
October 1, 2029 .	32.1600	19.4418	0.0129	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Share Price is not set forth in the table above, then:

(i) if such Share Price is between two Share Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Share Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii) if the Share Price is greater than $160.00 (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above are adjusted pursuant to **Section 5.06(B)**), or less than $9.65 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Exchange Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Exchange Rate be increased to an amount that exceeds 103.6269 Class A Ordinary Shares per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Exchange Rate is required to be adjusted pursuant to **Section 5.05(A)**.

For the avoidance of doubt, but subject to **Section 4.03(I)**, (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called

- 63 -

- 64 - (or deemed called pursuant to Section 4.03(I)) for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Exchange Rate applicable to the Notes not so called (or deemed called pursuant to Section 4.03(I)) for Redemption will not be subject to increase pursuant to this Section 5.06 on account of such Redemption Notice. (B) Adjustment of Share Prices and Number of Additional Shares. The Share Prices in the first row (i.e., the column headers) of the table set forth in Section 5.06(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Exchange Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.06(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Exchange Rate is adjusted pursuant to Section 5.05(A). (C) Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Exchange Agent of each Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof in accordance with Section 5.01(C)(i)(3)(b); and (ii) occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(F). Section 5.07. TRANSFER OF NOTES TO BE EXCHANGED TO A THIRD PARTY FOR SETTLEMENT. Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.07, if a Note is submitted for Exchange, the Company may elect to arrange to transfer such Note to a third party, designated by the Company, that will pay and deliver, as the case may be, the Exchange Consideration due upon such Exchange in lieu of the Company’s payment and delivery of the same. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Exchange Agent before the Close of Business on the Business Day immediately following the Exchange Date for such Note. If the Company has made such election, then: (A) no later than the Business Day immediately following such Exchange Date, the Company must deliver (or cause the Exchange Agent to deliver) such Note, together with delivery instructions for the Exchange Consideration due upon such Exchange (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Exchange Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5; (B) if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Exchange Agent promptly after wiring the cash Exchange Consideration, if any, and delivering any other Exchange Consideration, due upon such Exchange to the Holder of such Note; and (ii) the Exchange Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and (C) such Note will not cease to be outstanding by reason of such transfer to a third party for settlement; provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Exchange Consideration, then the Company will be responsible for delivering such

- 65 - Exchange Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make a transfer to a third party for settlement. The Exchange Agent will be entitled to conclusively rely upon the Company’s instruction in connection with effecting such exchange election and will have no liability in respect of such exchange election. Section 5.08. EFFECT OF ORDINARY SHARE CHANGE EVENT. (A) Generally. If there occurs any: (i) recapitalization, reclassification or change of the Class A Ordinary Shares (other than (x) changes solely resulting from a subdivision or combination of the Class A Ordinary Shares, (y) a change only in par value or from par value to no par value or no par value to par value and (z) share splits and share combinations that do not involve the issuance of any other series or class of securities); (ii) consolidation, merger, combination or binding or statutory share exchange involving the Parent Guarantor; (iii) sale, lease or other transfer of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any Person; or (iv) other similar event, and, as a result, the Class A Ordinary Shares are converted into, or are exchanged for, or represent solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, an “Ordinary Share Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Class A Ordinary Share would be entitled to receive on account of such Ordinary Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes, (1) from and after the effective time of such Ordinary Share Change Event, (I) the Exchange Consideration due upon Exchange of any Note, and the conditions to any such Exchange, will be determined in the same manner as if each reference to any number of Class A Ordinary Shares in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of Class A Ordinary Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Class A Ordinary Shares” and the Parent Guarantor’s “Common Equity” will be deemed to refer to the Common Equity (including depositary receipts representing Common Equity), if any, forming part of such Reference Property; (2) if such Reference Property Unit consists entirely of cash, then notwithstanding anything to the contrary in Section 5.03(A)(iv), the Company will be

- 66 - deemed to elect Physical Settlement in respect of all Exchanges of Notes whose Exchange Date occurs on or after the effective date of such Ordinary Share Change Event and will pay the cash due upon such Exchanges no later than the second (2nd) Business Day after the relevant Exchange Date (which cash will, for the avoidance of doubt, be in an amount, per $1,000 principal amount of any Note being Exchanged, equal to the product of (x) the Exchange Rate applicable to such Exchange (including any increase thereto pursuant to Section 5.06); and (y) the amount of cash constituting the Reference Property Unit); and (3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of shareholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Class A Ordinary Share, by the holders of Class A Ordinary Shares. The Company will notify Holders, the Trustee and the Exchange Agent of such weighted average as soon as practicable after such determination is made. At or before the effective time of such Ordinary Share Change Event, the Company and the resulting, surviving or transferee Person (if not the Company or the Parent Guarantor) of such Ordinary Share Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent Exchanges of Notes in the manner set forth in this Section 5.08; (y) provide for subsequent adjustments to the Exchange Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.08, if the Reference Property in respect of any such Ordinary Share Exchange Event includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.08(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders. For the avoidance of doubt, the conversion of any or all of the Class B Ordinary Shares or Preferred Shares, in each case, into Class A Ordinary Shares in one or more transactions will not constitute an Ordinary Share Change Event. (B) Notice of Ordinary Share Change Events. The Company will provide notice of each

- 67 - Ordinary Share Change Event to Holders, the Trustee and the Exchange Agent no later than the second (2nd) Business Day after the effective date of such Ordinary Share Change Event. (C) Compliance Covenant. The Parent Guarantor will not become a party to any Ordinary Share Change Event unless its terms are consistent with this Section 5.08. Article 6. SUCCESSORS Section 6.01. WHEN THE COMPANY MAY MERGE, ETC. (A) Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Company Business Combination Event”), unless: (i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation, limited liability company, limited partnership or other similar entity (such corporation, limited liability company, limited partnership or other similar entity, as applicable, the “Company Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Company Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and (ii) immediately after giving effect to such Company Business Combination Event, no Default or Event of Default will have occurred and be continuing. (B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Company Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Company Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Company Business Combination Event provided in this Indenture have been satisfied. Section 6.02. SUCCESSOR ENTITY SUBSTITUTED. At the effective time of any Company Business Combination Event that complies with Section 6.01, the Company Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Company Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes. Section 6.03. EXCLUSION FOR ASSET TRANSFERS WITH WHOLLY OWNED SUBSIDIARIES. Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to

- 68 - any transfer of assets between or among the Company and/or any one or more of the Company’s Wholly Owned Subsidiaries not effected by merger or consolidation. Article 7. DEFAULTS AND REMEDIES Section 7.01. EVENTS OF DEFAULT. (A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following: (i) a default in the payment when due (whether at maturity, upon Redemption, upon Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note; (ii) a default for thirty (30) consecutive days in the payment when due of interest on any Note; (iii) the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(i)(3), if (in the case of any notice other than a notice pursuant to Section 5.01(C)(i)(3)(a)) such failure is not cured within five (5) days after its occurrence; (iv) a default in the Company’s obligation to Exchange a Note in accordance with Article 5 upon the exercise of the Exchange right with respect thereto, if such default is not cured within three (3) days after its occurrence; (v) a default in the Company’s obligations under Article 6 or in the Parent Guarantor’s obligations under Section 9.04; (vi) a default in any of the Company’s or the Parent Guarantor’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”; (vii) a default by the Company, the Parent Guarantor or any of the Parent Guarantor’s Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least twenty four million five hundred thousand dollars ($24,500,000) (or its foreign currency equivalent) in the aggregate of the Company, the Parent Guarantor or any of the Parent Guarantor’s Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default: (1) constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration

- 69 - of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (2) results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding; (viii) one or more final judgments being rendered against the Company, the Parent Guarantor or any of Parent Guarantor’s Significant Subsidiaries for the payment of at least twenty four million five hundred thousand dollars ($24,500,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; (ix) except as expressly permitted by this Indenture, the Guarantee ceases to be in full force and effect or the Parent Guarantor denies or disaffirms its obligations under its Guarantee; (x) the Company, the Parent Guarantor, or any of the Parent Guarantor’s Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either: (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) consents to the appointment of a custodian of it or for any substantial part of its property; (4) makes a general assignment for the benefit of its creditors; (5) takes any comparable action under any foreign Bankruptcy Law; or (6) generally is not paying its debts as they become due; or (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either: (1) is for relief against the Company, the Parent Guarantor, or any of the Parent Guarantor’s Significant Subsidiaries in an involuntary case or proceeding; (2) appoints a custodian of the Company, the Parent Guarantor, or any of the Parent Guarantor’s Significant Subsidiaries, or for any substantial part of the

- 70 - property of the Company, the Parent Guarantor, or any of the Parent Guarantor’s Significant Subsidiaries; (3) orders the winding up or liquidation of the Company, the Parent Guarantor, or any of the Parent Guarantor’s Significant Subsidiaries; or (4) grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least sixty (60) days. (B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. Section 7.02. ACCELERATION. (A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) occurs with respect to the Company or the Parent Guarantor (and not solely with respect to a Significant Subsidiary of the Parent Guarantor (other than the Company)), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person. (B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) with respect to the Company or the Parent Guarantor and not solely with respect to a Significant Subsidiary of the Parent Guarantor (other than the Company)) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. (C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto. Section 7.03. SOLE REMEDY FOR A FAILURE TO REPORT. (A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with

- 71 - Section 3.02 will, for each of the first one hundred eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due (after giving effect to the grace period specified in Section 7.01(A)(ii)); and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)). (B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, together with any Additional Interest (excluding any interest that accrues on any Deferred Additional Interest pursuant to Section 3.04(C)), accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note. (C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a written notice that (i) briefly describes the report(s) that the Parent Guarantor failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default. (D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof. (E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

- 72 - Section 7.04. OTHER REMEDIES. (A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes. (B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law. Section 7.05. WAIVER OF PAST DEFAULTS. An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom. Section 7.06. CONTROL BY MAJORITY. Subject to the last sentence in this Section 7.06, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability. Prior to taking any action under this Indenture, the Trustee is entitled to security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction. Section 7.07. LIMITATION ON SUITS. No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, any Notes; or (y) the Company’s obligations to Exchange any Notes pursuant to Article 5), unless: (A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing; (B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

- 73 - (C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request; (D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and (E) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence. Section 7.08. ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND EXCHANGE CONSIDERATION. Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or the Exchange Consideration due pursuant to Article 5 upon Exchange of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder. Section 7.09. COLLECTION SUIT BY TRUSTEE. The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or Exchange Consideration due pursuant to Article 5 upon Exchange of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 11.06. Section 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 11.06. To the extent that the

- 74 - payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 7.11. PRIORITIES. The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7: First: to the Trustee, the Note Agent (other than the Company or any of its Subsidiaries or Affiliates) and its agents and attorneys for amounts due under Section 11.06, including payment of all fees and compensation of, and all expenses and liabilities incurred, and all advances made, by, the Trustee (in each of its capacities under this Indenture, including as Note Agent) and the costs and expenses of collection; Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or any Exchange Consideration due upon Exchange of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and Third: to the Company or such other Person as a court of competent jurisdiction directs. The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable. Section 7.12. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

- 75 - Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS Section 8.01. WITHOUT THE CONSENT OF HOLDERS. Notwithstanding anything to the contrary in Section 8.02, the Company, the Parent Guarantor and the Trustee may amend or supplement this Indenture, the Notes or the Guarantee without the consent of any Holder to: (A) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes; (B) add additional guarantees with respect to the Company’s obligations under this Indenture or the Notes; (C) secure the Notes or the Guarantee; (D) add to the Company’s or the Parent Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company or the Parent Guarantor; (E) provide for the assumption of the Company’s or the Parent Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 or Section 9.04, as applicable; (F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.08 in connection with an Ordinary Share Change Event; (G) irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A); (H) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee; (I) conform the provisions of this Indenture and the Notes to the “Description of Notes” section of the Company’s preliminary offering memorandum, dated September 25, 2024, as supplemented by the related pricing term sheet, dated September 26, 2024; (J) provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B); (K) comply with any requirement of the SEC in connection with any qualification of this Indenture, or any related supplemental indenture, under the Trust Indenture Act, as then in effect; (L) comply with the rules or any applicable securities depositary, including the Depositary; or

- 76 - (M) make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect. At the written request of any Holder of a Note or owner of a beneficial interest in a Global Note, the Company will provide a copy of the “Description of Notes” section and pricing term sheet referred to in Section 8.01(I). Section 8.02. WITH THE CONSENT OF HOLDERS. (A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Parent Guarantor and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture, the Notes or the Guarantee or waive compliance with any provision of this Indenture, the Notes or the Guarantee. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture, the Notes or the Guarantee, or waiver of any provision of this Indenture, the Notes or the Guarantee, may: (i) reduce the principal, or change the stated maturity, of any Note; (ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company; (iii) reduce the rate, or extend the time for the payment, of interest on any Note; (iv) make any change that adversely affects the Exchange rights of any Note; (v) impair the rights of any Holder set forth in Section 7.08; (vi) change the ranking of the Notes or the Guarantee; (vii) modify or amend the terms and conditions of the obligations of the Parent Guarantor, as guarantor of the Notes, in any manner that is adverse to the rights of the Holders, as such, other than (1) any elimination of the Guarantee in accordance with this Indenture; or (2) to give effect to a Parent Guarantor Business Combination Event in accordance with this Indenture; (viii) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note; (ix) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or (x) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

- 77 - For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A) and except as provided in Section 8.01(G), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon Exchange, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder. (B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver. Section 8.03. NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS. As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver. Section 8.04. REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC. (A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective. (B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date. (C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

- 78 - (D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion). Section 8.05. NOTATIONS AND EXCHANGES. If any amendment, supplement or waiver changes the terms of a Note or the Guarantee, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver. Section 8.06. TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES. The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 11.01 and 11.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms. Article 9. GUARANTEE Section 9.01. GUARANTEE. (A) Generally. By its execution of this Indenture (or any amended or supplemental indenture pursuant to Section 8.01(B)), the Parent Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Parent Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 9, the Parent Guarantor, on a senior unsecured basis, hereby fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the Company’s obligations under this Indenture and the Notes, including that: (i) the principal of, any interest on, and any Exchange Consideration for, the Notes will be promptly paid or delivered, as the case may be, in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, or any Exchange

- 79 - Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, (collectively, the “Guaranteed Obligations”), in each case subject to Section 9.02. Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Parent Guarantor will be obligated to pay or perform, as applicable, the same immediately. The Parent Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (B) Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. The Parent Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Parent Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes. (C) Reinstatement of Guarantee Upon Return of Payments. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Parent Guarantor, any consideration paid or delivered by the Company or the Parent Guarantor to such Holder or the Trustee, then the Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (D) Subrogation. The Parent Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. The Parent Guarantor further agrees that, as between the Parent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Parent Guarantor.

- 80 - (E) Exchange of Notes. The Guarantee shall not be Exchangeable and shall automatically terminate with respect to a given Note when such Note is Exchanged. Section 9.02. LIMITATION ON PARENT GUARANTOR LIABILITY. The Parent Guarantor, and, by its acceptance of any Note, each Holder, confirms that the Parent Guarantor and the Holders intend that the Guarantee of the Parent Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. Each of the Trustee, the Holders and the Parent Guarantor irrevocably agrees that the obligations of the Parent Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Parent Guarantor that are relevant under such laws, result in the obligations of the Parent Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Section 9.03. EXECUTION AND DELIVERY OF GUARANTEE. The execution by the Parent Guarantor of this Indenture (or an amended or supplemental indenture pursuant to Section 8.01(B)) evidences the Guarantee of the Parent Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of the Guarantee on behalf of the Parent Guarantor. The Guarantee’s validity will not be affected by the failure of any officer of the Parent Guarantor executing this Indenture or any such amended or supplemental indenture on the Parent Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at the Parent Guarantor, and the Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note. Section 9.04. WHEN THE PARENT GUARANTOR MAY MERGE, ETC. (A) Parent Guarantor Business Combination Events. The Parent Guarantor will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to another Person (a “Parent Guarantor Business Combination Event”), unless: (i) the resulting, surviving or transferee Person either (x) is the Parent Guarantor or (y) if not the Parent Guarantor, is a Qualified Successor Entity (such Qualified Successor Entity, the “Parent Guarantor Successor Entity”) duly organized and existing under the laws of Israel, the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Parent Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Parent Guarantor’s obligations under this Indenture and the Notes; and (ii) immediately after giving effect to such Parent Guarantor Business Combination Event, no Default or Event of Default will have occurred and be continuing.

- 81 - (B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Parent Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Parent Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 9.04(A); and (ii) all conditions precedent to such Parent Guarantor Business Combination Event provided in this Indenture have been satisfied. (C) Parent Guarantor Successor Entity Substituted. At the effective time of any Parent Guarantor Business Combination Event that complies with Section 9.04(A) and Section 9.04(B), the Parent Guarantor Successor Entity (if not the Parent Guarantor) will succeed to, and may exercise every right and power of, the Parent Guarantor under this Indenture, the Guarantee and the Notes with the same effect as if such Parent Guarantor Successor Entity had been named as the Parent Guarantor in this Indenture, the Guarantee and the Notes, and, except in the case of a lease, the predecessor Parent Guarantor will be discharged from its obligations under this Indenture, the Guarantee and the Notes. (D) Exclusion for Asset Transfers by the Company and its Wholly Owned Subsidiaries. Notwithstanding anything to the contrary in this Section 9.04, this Section 9.04 will not apply to any transfer of assets between or among the Company and/or any one or more of the Company’s Wholly Owned Subsidiaries not effected by merger or consolidation. Section 9.05. APPLICATION OF CERTAIN PROVISIONS TO THE PARENT GUARANTOR. (A) Officer’s Certificates and Opinions of Counsel. Upon any request or application by the Parent Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 12.02 with the same effect as if each reference to the Company in Section 12.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to the Parent Guarantor. (B) Company Order. A Company Order may be given by the Parent Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to the Parent Guarantor. (C) Notices and Demands. Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to the Parent Guarantor. Section 9.06. AUTOMATIC RELEASE OF GUARANTEE. Notwithstanding anything to the contrary in this Article 9, the Guarantee of the Parent Guarantor will be automatically released, and the Parent Guarantor’s obligations under its Guarantee will be automatically released and discharged, and, in each case, be of no future force and effect, upon the occurrence of any of the following events: (A) the Company’s obligations under this Indenture and the Notes are discharged in accordance with the terms of this Indenture;

- 82 - (B) the merger or consolidation of the Parent Guarantor into the Company; or (C) all remaining obligations to make payments or deliver other Exchange Consideration with respect all Notes are discharged in full after the same has become due. For the avoidance of doubt, this Section 9.06 will not limit the operation of Section 5.08. Article 10. SATISFACTION AND DISCHARGE Section 10.01. TERMINATION OF COMPANY’S OBLIGATIONS. This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when: (A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon Exchange or otherwise) for an amount of cash or Exchange Consideration, as applicable, that has been fixed; (B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Exchange Consideration, the Exchange Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be Exchanged, Exchange Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13); (C) the Company has paid all other amounts payable by it under this Indenture; and (D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied; provided, however, that Article 11 and Section 12.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Exchange Agent with respect to money or other property deposited with them will survive such discharge. At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture. Section 10.02. REPAYMENT TO COMPANY. Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Exchange Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Exchange Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Exchange Agent will have no further liability to any Holder with respect

- 83 - to such cash, Exchange Consideration or other property, and Holders entitled to the payment or delivery of such cash, Exchange Consideration or other property must look to the Company for payment as a general creditor of the Company. Section 10.03. REINSTATEMENT. If the Trustee, the Paying Agent or the Exchange Agent is unable to apply any cash or other property deposited with it pursuant to Section 10.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 10.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Exchange Agent, as applicable. Article 11. TRUSTEE Section 11.01. DUTIES OF THE TRUSTEE. (A) If an Event of Default has occurred and is continuing, and a Responsible Officer of the Trustee has written notice or actual knowledge of the same, then, without limiting the generality of Section 11.02(F), the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction. (B) Except during the continuance of an Event of Default: (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may, without investigation, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (C) The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that: (i) this paragraph will not limit the effect of Section 11.01(B);

- 84 - (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06; and (iv) no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. (D) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. (E) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law. (F) The Trustee will not be liable in its individual capacity for the obligations evidenced by the Notes. (G) Each provision of this Indenture that in any way relates to the Trustee (including any provision that affects the liability of, or affords protection to, the Trustee) is subject to this Section 11.01, regardless of whether such provision so expressly provides. (H) The Trustee will not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (except in its capacity as Paying Agent pursuant to the terms of this Indenture) or any records maintained by any co-Registrar with respect to the Notes. (I) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer had actual knowledge of such event. Section 11.02. RIGHTS OF THE TRUSTEE. (A) The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document. (B) Before the Trustee acts or refrains from acting, it may require, and may conclusively rely on, an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice

- 85 - of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability. (C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care. (D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture. (E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. (F) The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered (and, if requested, provided) the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction. (G) The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (H) The permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee. (I) The Trustee will not be required to give any bond or surety in respect of the execution or performance of this Indenture or otherwise. (J) Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest or Special Interest is owing or accruing, on the Notes, the Trustee may assume that no Additional Interest or Special Interest, as applicable, is payable or accruing. (K) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent. (L) The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (M) The permissive rights of the Trustee enumerated herein will not be construed as duties imposed on the Trustee. (N) The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes. (O) Neither the Trustee nor any Note Agent will have any responsibility or liability to any Person for any action taken or not taken by, or any records or any other aspect of the operations of, the Depositary (including the delivery of notices, or the making of payments, through the

- 86 - facilities of the Depositary) and may conclusively rely, without investigation, on any information provided by the Depositary. Section 11.03. INDIVIDUAL RIGHTS OF THE TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 11.03. Section 11.04. TRUSTEE’S DISCLAIMER. The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication. Section 11.05. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within twenty (20) Business Days) after it becomes actually known to a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with actual knowledge of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred. Section 11.06. COMPENSATION AND INDEMNITY. (A) The Company will, from time to time, pay the Trustee and Note Agents reasonable compensation for its acceptance of this Indenture and services under this Indenture, as separately agreed by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

- 87 - (B) The Company will indemnify the Trustee (in each of its capacities under this Indenture) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 11.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable (as determined by a final decision of a court of competent jurisdiction) to its negligence or willful misconduct. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 11.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld. (C) The obligations of the Company under this Section 11.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture. (D) To secure the Company’s payment obligations in this Section 11.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture. (E) If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (x) or (xi) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. Section 11.07. REPLACEMENT OF THE TRUSTEE. (A) Notwithstanding anything to the contrary in this Section 11.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 11.07. (B) The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 11.09; (ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

- 88 - (iii) a custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting. (C) If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee complying with Section 11.09; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee complying with Section 11.09 to replace such successor Trustee appointed by the Company. (D) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee complying with Section 11.09. (E) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 11.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 11.06(D). Section 11.08. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, then such entity will become the successor Trustee without any further act. Section 11.09. ELIGIBILITY; DISQUALIFICATION. There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

- 89 - Article 12. MISCELLANEOUS Section 12.01. NOTICES. Any notice or communication by the Company, the Parent Guarantor or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows: If to the Company or the Parent Guarantor: Pagaya Technologies Ltd. 90 Park Avenue, 20th Floor New York, New York 10016 Attention: Chief Legal Officer If to the Trustee: U.S. Bank Trust Company, National Association Global Corporate Trust 333 Commerce Street, Suite 900 Nashville, Tennessee 37201 Attention: W. Jones (Pagaya US Holding Company LLC Administrator) The Company, the Parent Guarantor or the Trustee, by notice to the others, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. The Trustee will not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) will be deemed original signatures for all purposes. Any person that uses electronic signatures or electronic methods to send communications to the Trustee assumes all risks arising out of such use, including the risk of the Trustee acting on an unauthorized communication and the risk of interception or misuse by third parties. Notwithstanding anything to the contrary in this paragraph, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic

- 90 - communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order. If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it. Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person. Section 12.02. DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee: (A) an Officer’s Certificate that complies with Section 12.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and (B) an Opinion of Counsel that complies with Section 12.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

- 91 - Section 12.03. STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL. Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include: (A) a statement that the signatory thereto has read such covenant or condition; (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based; (C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied. Section 12.04. RULES BY THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT AND THE EXCHANGE AGENT. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Registrar, the Paying Agent and the Exchange Agent may make reasonable rules and set reasonable requirements for its functions. Section 12.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND SHAREHOLDERS. No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Company or the Parent Guarantor, as such, will have any liability for any obligations of the Company or the Parent Guarantor under this Indenture, the Notes or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Section 12.06. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE, THE GUARANTEE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE PARENT GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, THE NOTES OR THE GUARANTEE.

- 92 - Section 12.07. SUBMISSION TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Parent Guarantor, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. Section 12.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes. Section 12.09. SUCCESSORS. All agreements of the Company and the Parent Guarantor in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. Section 12.10. FORCE MAJEURE. The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility). Section 12.11. U.S.A. PATRIOT ACT. The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

- 93 - Section 12.12. CALCULATIONS. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Exchange Value, the Daily Cash Amount, the Daily Share Amount, the Daily VWAP, the Trading Price, accrued interest on the Notes (including Additional Interest or Deferred Additional Interest), the Redemption Price, the Fundamental Change Repurchase Price and the Exchange Rate (including adjustments to the Exchange Rate). The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Trustee will not be obligated to make or confirm any calculations or other amounts called for under this Indenture or the Notes. Section 12.13. SEVERABILITY. If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby. Section 12.14. COUNTERPARTS. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart. Section 12.15. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture. Section 12.16. WITHHOLDING TAXES. Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company, the Parent Guarantor or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Exchange Rate, then the Company, the Parent Guarantor or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Exchange Consideration on such Note, any payments on the Class A Ordinary Shares or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note. In addition, each such Holder or beneficial owner acknowledges that the Company, the

- 94 - Parent Guarantor, a Note Agent or any other applicable withholding agent may withhold any tax from payments or deliveries with respect to the Notes to the extent required by law, including but not limited to taxes imposed by the State of Israel in connection with the satisfaction by the Parent Guarantor of its obligations under the Guarantee. Section 12.17. SERVICE OF PROCESS. The Parent Guarantor irrevocably appoints the Company, which currently maintains an office at 90 Park Avenue, 20th Floor, New York, New York 10016, United States of America, as its authorized agent in the City of New York upon which process may be served in any suit, action or proceeding referred to in Section 12.07, and agrees that service of process upon such agent, will be, in every respect, effective service of process upon the Parent Guarantor in any such suit, action or proceeding. The Parent Guarantor agrees to take any and all reasonable action as may be necessary to maintain such designation and appointment of such agent in full force and effect until the date that is six (6) months after the Maturity Date. If, for any reason, such agent ceases to be such agent for service of process, then the Parent Guarantor will promptly appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Holders and the Trustee a copy of the new agent’s acceptance of that appointment within ten (10) Business Days of such acceptance. Nothing in this Section 12.17 will affect the right of the Trustee, any Note Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Parent Guarantor in any other court of competent jurisdiction. To the extent that the Parent Guarantor has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Parent Guarantor irrevocably waives such immunity in respect of its obligations under this Indenture or under any Note. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[Signature Page to Indenture] IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above. PAGAYA US HOLDING COMPANY LLC By: /s/ Evangelos Perros Name: Evangelos Perros Title: Chief Financial Officer By: /s/ Eric Watson Name: Eric Watson Title: Chief Legal Officer PAGAYA TECHNOLOGIES LTD. By: /s/ Evangelos Perros Name: Evangelos Perros Title: Chief Financial Officer By: /s/ Eric Watson Name: Eric Watson Title: Chief Legal Officer U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: /s/ Wally Jones Name: Wally Jones Title: Vice President

A-1 EXHIBIT A FORM OF NOTE [Insert Global Note Legend, if applicable] [Insert Restricted Note Legend, if applicable] [Insert Non-Affiliate Legend] [Insert OID Legend]] PAGAYA US HOLDING COMPANY LLC 6.125% Exchangeable Senior Note due 2029 CUSIP No.: [___][Insert for a “restricted” CUSIP number: *] Certificate No. [___] ISIN No.: [___][Insert for a “restricted” ISIN number: *] Pagaya US Holding Company LLC, a Delaware limited liability company, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on October 1, 2029 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for. Interest Payment Dates: April 1 and October 1 of each year, commencing on [date]. Regular Record Dates: March 15 and September 15. Additional provisions of this Note are set forth on the other side of this Note. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows] * This Note will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note. † Insert bracketed language for Global Notes only.

A-2 IN WITNESS WHEREOF, Pagaya US Holding Company LLC has caused this instrument to be duly executed as of the date set forth below. PAGAYA US HOLDING COMPANY LLC Date: By: Name: Title:

A-3 TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture. Date: By: Authorized Signatory

A-4 PAGAYA US HOLDING COMPANY LLC 6.125% Exchangeable Senior Note due 2029 This Note is one of a duly authorized issue of notes of Pagaya US Holding Company LLC, a Delaware limited liability company (the “Company”), designated as its 6.125% Exchangeable Senior Notes due 2029 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of October 1, 2024 (as the same may be amended from time to time, the “Indenture”), among the Company, the Parent Guarantor and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture. The Indenture sets forth the rights and obligations of the Company, the Parent Guarantor, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control. 1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date]. 2. Maturity. This Note will mature on October 1, 2029, unless earlier repurchased, redeemed or Exchanged. 3. Guarantee. The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Parent Guarantor as provided in Article 9 of the Indenture. 4. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture. 5. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes. 6. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials. 7. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture. 8. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the

A-5 Indenture. 9. Exchange. The Holder of this Note may Exchange this Note into Exchange Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture. 10. When the Company or the Parent Guarantor May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Company Business Combination Event. Section 9.04 of the Indenture places limited restrictions on the Parent Guarantor’s ability to be a party to a Parent Guarantor Business Combination Event. 11. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture. 12. Amendments, Supplements and Waivers. The Company, the Parent Guarantor and the Trustee may amend or supplement the Indenture, the Notes or the Guarantee or waive compliance with any provision of the Indenture, the Notes or the Guarantee in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture. 13. No Personal Liability of Directors, Officers, Employees, Members, Partners and Shareholders. No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Company or the Parent Guarantor, as such, will have any liability for any obligations of the Company or the Parent Guarantor under the Indenture, the Notes or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. 14. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note. 15. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act). 16. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. * * *

A-6 To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address: Pagaya US Holding Company LLC 90 Park Avenue, 20th Floor New York, New York 10016 Attention: Chief Financial Officer

A-7 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE* INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___] The following exchanges, transfers or cancellations of this Global Note have been made: Date Amount of Increase (Decrease) in Principal Amount of this Global Note Principal Amount of this Global Note After Such Increase (Decrease) Signature of Authorized Signatory of Trustee * Insert for Global Notes only.

A-8 EXCHANGE NOTICE PAGAYA US HOLDING COMPANY LLC 6.125% Exchangeable Senior Notes due 2029 Subject to the terms of the Indenture, by executing and delivering this Exchange Notice, the undersigned Holder of the Note identified below directs the Company to Exchange (check one): o the entire principal amount of o $ * aggregate principal amount of the Note identified by CUSIP No. and Certificate No. . The undersigned acknowledges that if the Exchange Date of a Note to be Exchanged is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for Exchange, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory * Must be an Authorized Denomination.

A-9 FUNDAMENTAL CHANGE REPURCHASE NOTICE PAGAYA US HOLDING COMPANY LLC 6.125% Exchangeable Senior Notes due 2029 Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one): o the entire principal amount of o $ * aggregate principal amount of the Note identified by CUSIP No. and Certificate No. . The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory * Must be an Authorized Denomination.

A-10 ASSIGNMENT FORM PAGAYA US HOLDING COMPANY LLC 6.125% Exchangeable Senior Notes due 2029 Subject to the terms of the Indenture, the undersigned Holder of the Note identified below assigns (check one): o the entire principal amount of o $ * aggregate principal amount of the Note identified by CUSIP No. and Certificate No. , and all rights thereunder, to: Name: Address: Social security or tax id. #: and irrevocably appoints: as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory * Must be an Authorized Denomination.

A1-11 TRANSFEROR ACKNOWLEDGMENT If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one): 1. o Such Transfer is being made to the Company, the Parent Guarantor or any of their respective Subsidiaries. 2. o Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer. 3. o Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is reasonably believed to be a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page. 4. o Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act). Dated: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: (Participant in a Recognized Signature Guarantee Medallion Program) By: Authorized Signatory

A1-12 TRANSFEREE ACKNOWLEDGMENT The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note, on the exemption from the registration and prospectus- delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company and the Parent Guarantor as the undersigned has requested pursuant to Rule 144A. Dated: (Name of Transferee) By: Name: Title:

B1-1 EXHIBIT B-1 FORM OF RESTRICTED NOTE LEGEND THE OFFER AND SALE OF THIS NOTE AND THE CLASS A ORDINARY SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY: (A) TO PAGAYA US HOLDING COMPANY LLC (THE “COMPANY”), PAGAYA TECHNOLOGIES LTD. (THE “GUARANTOR”) OR ANY OF THEIR RESPECTIVE SUBSIDIARIES; (B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE GUARANTOR, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.* * This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note

B1-2 at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture.

B2-1 EXHIBIT B-2 FORM OF GLOBAL NOTE LEGEND THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B3-1 EXHIBIT B-3 FORM OF NON-AFFILIATE LEGEND NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY OR THE PARENT GUARANTOR, OR PERSON OR ENTITY THAT WAS AN AFFILIATE (AS DEFINED UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY OR THE PARENT GUARANTOR WITHIN THE THREE MONTHS IMMEDIATELY PRECEDING, MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B4-1 EXHIBIT B-4 FORM OF OID LEGEND THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTE BY CONTACTING THE COMPANY, AT 90 PARK AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10016, ATTENTION: CHIEF FINANCIAL OFFICER.